COMMERCIAL LEASE AGREEMENT Exh. 10.1

This Commercial Lease (“Lease”) is entered into as of _________________, 2018 (the “Effective Date”), by and between IPX MEMORIAL DRIVE INVESTORS, LLC, a Delaware limited liability company (“Landlord”) and MOLECULIN BIOTECH, INC., a Delaware corporation (“Tenant”). In consideration of the mutual covenants set forth herein, Landlord and Tenant agree as follows:

1.Terms and Definitions. The following definitions and terms apply to this Lease (other words are defined elsewhere in the text of this Lease):

(a)	“Tenant’s Current Address”: ____________________________________________.

(b)	“Premises”: Suite 950 on the ninth (9th) floor in the building (the “Building”) located on land with an address of 5300 Memorial Drive, Houston, TX 77007 (the “Land”)

(c)	“Rentable Area of Premises”: 2,333 rentable square feet (“RSF”)

(d)	“Rentable Area of Building”: 153,671 RSF

(e)	“Pro-rata Share”: Tenant’s pro-rata share is 1.518%, which is determined by dividing the Rentable Area of Premises by the Rentable Area of Building.

(f)	“Term”: a period of approximately sixty-six (66) months beginning on the Commencement Date and expiring at 6 o’clock PM local time on the Expiration Date.

(g)
“Commencement Date”: Subject to and upon the terms and conditions set forth herein, the Commencement Date of this Lease shall be the earlier of (i) ten (10) business days after Landlord’s delivery of written notice to Tenant advising Tenant that the Initial Improvements are substantially completed (as further set forth in Exhibit D); or (ii) the date Tenant takes possession of all or any portion of the Premises for the purpose of conducting Tenant’s business. Landlord shall use reasonable efforts to commence and diligently prosecute to completion the Initial Improvements such that the Premises are ready for occupancy by the expected Commencement Date of June 1, 2018, but Landlord shall not be in default if Landlord fails to substantially complete the Initial Improvements by such date, it being agreed that Tenant shall accept possession of the Premises at such time as Landlord delivers same. Notwithstanding the foregoing or anything to the contrary in this Lease, if the Premises have not been delivered to Tenant in the condition required by this Lease within one hundred eighty (180) days following the date the Final Plans are approved by Landlord and Tenant (the “Outside Delivery Date”), as such Outside Delivery Date may be extended one day for each day of force majeure events or Tenant Delay, then Tenant shall be entitled to an abatement of Base Rent in an amount equal to one (1) day of Base Rent for each one (1) day of delay from the day following the Outside Delivery Date (as the same may be adjusted) until the Commencement Date. The abatement of Base Rent provided in this subsection (g) shall be Tenant’s sole remedy for Landlord’s failure to timely deliver the Premises and shall be in addition to, and not in substitution of, the Base Rent abated during the Abatement Period.

(h)	“Expiration Date”: 6 o’clock PM local time on the last day of the sixty-sixth (66th) full calendar month after the Commencement Date.

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(i)	“Base Rent”: the amounts specified in the chart below, to be paid by Tenant according to the provisions hereof:

Months	Base Rent per RSF	Monthly Amount
1-6*	$22.00	$4,277.17
7-12	$22.00	$4,277.17
13-24	$22.50	$4,374.38
25-36	$23.00	$4,471.58
37-48	$23.50	$4,568.79
49-60	$24.00	$4,666.00
61-66	$24.50	$4,763.21

*See Section 5 regarding abatement provisions.

(j)
“Initial Payment” means an amount equal to $6,689.88, which is the total of the first full month of Base Rent due and payable hereunder after the Abatement Period in the amount of $4,277.17, plus the first full month of Additional Rent due and payable hereunder after the Abatement Period in the amount of $2,412.71.

(k)	“Payment Address” means:
IPX Memorial Drive Investors, LLC
Lockbox # 677914
PO Box 677914
Dallas, TX 75267-7914
or, for overnight courier payments:
PNC Bank
c/o IPX Memorial Drive Investors, LLC
Lockbox # 677914
1200 E Campbell Rd., Ste. 108
Richardson, TX 75081

(l)	“Initial Improvements”: the improvements, if any, to be made to the Premises in accordance with the work letter attached hereto as Exhibit D (the “Work Letter”).

(m)
“Security Deposit”: The sum of $7,175.92 [which is the total of the last full month of Base Rent due and payable hereunder (in the amount of $4,763.21) plus the first full month of Additional Rent after the Abatement Period due and payable hereunder (in the amount of $2,412.71)], to be delivered to Landlord pursuant to the provisions of Section 8.

(n)	“Guarantor”: none.

(o)	“Parking Spaces”: Seven (7) unreserved parking spaces in the Building’s Parking Facility at a ratio of three (3) parking spaces per 1,000 RSF (the “Parking Ratio”). Tenant can

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convert two (2) unreserved parking spaces to two (2) reserved parking spaces. Charges for reserved spaces are $50.00 per space per month plus applicable taxes and initial signage costs. Charges for unreserved spaces are $0.00 per month per space for the term of the lease. So long as Tenant is not in monetary Default beyond any applicable cure periods under the terms and conditions of this Lease as of the date any Rent would otherwise be due and owing, reserved parking charges for one (1) reserved space permitted above will be abated for the initial Term of the Lease.

(p)	“Tenant’s Broker” is: Indermeuhle & Co., Inc., DBA ICO Commercial

(q)	“Landlord’s Broker” is: Jones Lang LaSalle Brokerage, Inc.

(r)
“Laws” shall mean any and all laws, ordinances, rules, regulations and building and other codes of any governmental or quasi-governmental entity or authority (“Governmental Authority”) applicable to the subject matter hereof, including, without limitation, all Laws relating to disabilities, health, safety or the environment.

(s)
“Project”: shall mean the Building, Land, any areas designated by Landlord from time to time for the common use of all tenants and occupants of the Building (“Common Areas”), including, but not limited to, the parking facility for the Building designated by Landlord from time to time (the “Parking Facility”), walkways, greenspace, plaza and common areas, and related equipment, fixtures and improvements.

(t)
“Building Standard”: The quantity and quality of materials, finishes and workmanship from time to time specified by Landlord for use throughout the Building. “Above Standard” means all improvements, fixtures, materials, finishes and workmanship which exceed Building Standard in terms of quantity or quality (or both), including but not limited to Supplemental HVAC Equipment, defined below; water heaters, instant hot faucets, garbage disposals, dishwashers, stoves, microwaves, refrigerators, ice machines, coffee machines, washing machines, dryers or other appliances; and sinks, sink fixtures, sink drain lines, appliance drain lines, water source plumbing, ground fault interrupters, dedicated outlets or other similar plumbing and/or electrical fixtures or items.

(u)
“Building Systems”: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning (“HVAC”), security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises.

2. Premises. Subject to and in accordance with the provisions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises as designated on Exhibit A. Tenant agrees that, except as expressly stated in this Lease and in the Work Letter, if any, attached to this Lease, no representations or warranties relating to the condition of the Project or the Premises and no promises to alter, repair or improve the Premises have been made by Landlord. Except as otherwise expressly provided in this Lease or any Work Letter attached hereto, Tenant agrees to accept the Premises in their current “AS IS, WHERE IS” condition and acknowledges that LANDLORD MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE PREMISES OR THE INITIAL IMPROVEMENTS. Upon Tenant’s taking possession for the purposes of conducting its business, the Premises, including all Initial Improvements (except for latent defects which Tenant notifies Landlord of in writing within six (6) months following the

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Commencement Date), shall be deemed accepted by Tenant. Tenant shall also have the non-exclusive right, subject to the terms hereof, to use the Common Areas of the Project. Tenant acknowledges that the Project is or may become an integrated commercial real estate project including the Building, the Land and other buildings, Common Areas and land. Landlord reserves the right, in its sole discretion, at any time and from time to time, to include the Building within a project and/or to expand and/or reduce the amount of Land and/or improvements of which the Building, the Common Areas, or Project consists; to alter, relocate, reconfigure and/or reduce the Common Areas; and to temporarily suspend access to portions of the Common Areas, as long as the Premises and Parking Spaces remain reasonably accessible. Landlord reserves the right to modify the Building from time to time, which changes may increase or decrease the rentable area of the Building. If and when the Building is remeasured, such remeasurement will be conducted in accordance with the Building Owners and Managers Association (“BOMA”) standard method for measuring (ANSI/BOMA 265.1-1996), or if Landlord elects, the then-current BOMA measuring standards at the time of the re-measurement (“BOMA Standards”). Tenant's Pro-Rata Share shall be revised accordingly based upon any rentable area being added or deleted from the Building.

3. Authorized Use. Tenant shall use the Premises solely for general business office purposes, consistent with the uses of office buildings (the “Authorized Use”), and for no other purpose.

4. Term. This Lease shall constitute a legally binding and enforceable agreement between Landlord and Tenant as of the Effective Date. The Term of this Lease is stated in Section 1(f), and the Commencement Date shall be determined as provided in Section 1(g). Landlord and Tenant shall confirm the Commencement Date and Expiration Date in writing within fifteen (15) days after the actual Commencement Date or at any time thereafter on the request of Landlord pursuant to the form certificate attached as Exhibit E.

5. Rental Payment. Commencing on the Commencement Date, Tenant agrees to pay Rent (defined below) in monthly installments on or before the first day of each calendar month during the Term, in lawful money of the United States of America to the Payment Address as set forth in Section 1 or to such other address as Landlord may designate from time to time in writing; provided, however, that the Initial Payment shall be paid in advance on the date of Tenant’s execution of this Lease and shall be applied to the first full monthly installment of Base Rent and Additional Rent due hereunder following the Abatement Period. Tenant agrees to timely pay all Base Rent, Additional Rent, defined below, and all other sums of money which become due and payable by Tenant to Landlord hereunder (collectively “Rent”), without abatement, demand, offset, deduction or counterclaim, except for the diminution provided in Section 11. If Tenant fails to pay part or all of the Rent within five (5) days after it is due, Tenant shall also pay (i) interest at the Default Rate, defined below, on the unpaid Rent, plus (ii) a late charge equal to $100.00. Landlord may assess a reasonable fee to Tenant for any checks made payable to Landlord that are returned unpaid by Tenant’s bank for any reason. If the Term does not begin on the first day of a calendar month, the installment of Rent for that partial month shall be prorated.

Tenant shall be entitled to a full credit of Base Rent and Additional Rent (defined below), such credit being equal to $4,277.17 per month for Base Rent, plus $2,412.71 per month for Additional Rent, for an aggregate abatement of $40,139.28 for a period of six (6) months following the Commencement Date (the “Abatement Period”) (e.g., if the Commencement Date is May 15, 2018, then Base Rent and Additional Rent for the entire Premises shall be abated until November 14, 2018). Said credit shall be used solely to offset Base Rent and Additional Rent during the Abatement Period and in no circumstances shall Tenant be paid any amounts pursuant thereto. Tenant shall continue to be responsible for the payment of all of its other monetary obligations under this Lease during the Abatement Period. In the event Tenant is in monetary Default under the terms and conditions of this Lease on the day any installment of Base Rent or Additional Rent would have been due hereunder but for the aforesaid abatements of Base Rent and Additional Rent,

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then, in such event, the rent abatements as set forth above, shall no longer be in effect and Tenant shall be obligated, during the period of such uncured Default, to pay the installments of Base Rent and Additional Rent in the amount set forth in the Base Rent Schedule in the Lease Summary and Section 6 below. In the event of a Default by Tenant under the terms of this Lease that results in early termination of this Lease, Landlord shall be entitled to the recovery of the unamortized portion of the Base Rent and Additional Rent abated hereunder. In no event shall Tenant be entitled to any extension of any Abatement Period because of any payment of Base Rent or Additional Rent made due to Defaults.

6. Rent. Tenant shall pay to Landlord as the Base Rent for the Premises the amount set forth in Section 1(i), subject to adjustment as hereinafter provided. Nothing contained herein shall be construed at any time so as to reduce the Base Rent payable hereunder below the amount set forth above. Base Rent shall be adjusted in accordance with the following provisions (any such adjustment is “Additional Rent”). Prior to January 1 of each year in the Term or as soon thereafter as reasonably possible, Landlord shall provide Tenant with an estimate (which Landlord may re-estimate at any time) of Operating Expenses and Taxes for the next calendar year in the Term (each, an “Operating Period”), and commencing on January 1 of each Operating Period, one-twelfth (1/12) of Tenant’s Pro-rata Share of the estimated Operating Expenses and Taxes will be due each month from Tenant as Tenant’s Additional Rent during such Operating Period. If Landlord’s statement is furnished after the start of an Operating Period, then Tenant shall continue to pay the monthly amount of its Additional Rent due for the prior Operating Period and on the next monthly Additional Rent payment date after Tenant receives Landlord’s statement, Tenant shall also pay any excess amounts allocable to the prior months in that Operating Period. As of the Effective Date of this Lease, Landlord's estimate is that the amount that will be due as Additional Rent hereunder for the year in which the Commencement Date occurs will be $12.41 per RSF of the Rentable Area of Premises per year. Until further written notice is forwarded from Landlord to Tenant in accordance with the provisions of this Lease, Tenant shall remit 1/12th of this amount to Landlord monthly as Additional Rent, to be paid at the same time and in the same manner as Tenant’s monthly payments of Base Rent.

7. Operating Expenses and Taxes.

(a) Definitions of Operating Expenses and Taxes. “Operating Expenses,” as used herein, shall mean all expenses, costs and disbursements of every kind and nature relating to or incurred or paid during any Operating Period in connection with the ownership, operation, repair and maintenance of the Project, including, but not limited to, wages and salaries of all employees engaged in the operation, maintenance or security of the Project, whether billed directly or through a common or master association, including taxes, insurance and benefits relating thereto; the cost of all labor, supplies, equipment, materials and tools used in the operation and maintenance of the Project; management fees; the cost of all legal and accounting expenses incurred in connection with the management and operation of the Project; the cost of all utilities for the Project, including, but not limited to, the cost of HVAC, water, sewer, waste disposal, gas, and electricity; the cost of all maintenance and service agreements for the Project, including, but not limited to, security service, window cleaning, elevator maintenance, landscaping maintenance, and janitorial service; the cost of all insurance relating to the Project and Landlord’s personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith; the cost of all license and permit fees; the cost of repairs, replacements, refurbishing, restoration and general maintenance; a reasonable amortization charge on account of any capital expenditure incurred in an effort (i) to comply with any Laws enacted hereafter, or (ii) to reduce the Operating Expenses of the Project; costs incurred to comply with new or revised Laws; costs billed to the Building, Project or Landlord through a declaration or any cross-easement agreement which encumbers the Project, or any declaration of condominium or other like instrument that encumbers any or all of the improvements on the Project; costs or assessments required to be paid by Landlord in connection with any community improvement district; and, all other items constituting

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operating and maintenance costs in connection with the Project according to generally accepted accounting principles (“GAAP”); the cost of insurance endorsements in order to repair, replace and re-commission the Building for re-certification after any loss pursuant to the U.S. EPA’s ENERGY STAR® rating and/or Design to Earn ENERGY STAR, the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or other applicable standard, or to support achieving energy and carbon reduction targets, and all costs of maintaining, managing, reporting, commissioning, and re-commissioning the Building or any part thereof that was designed and/or built to be sustainable and conform with the U.S. EPA’s ENERGY STAR® rating and/or Design to Earn ENERGY STAR, the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or other applicable standard, provided however, the cost of such application, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as an Operating Expense under GAAP. Operating Expenses shall not include the following: (i) depreciation, (ii) leasing commissions, (iii) repairs and restorations paid for by the proceeds of any insurance policy, (iv) construction of improvements of a capital nature, (v) income and franchise taxes other than that portion, if any, of income and franchise taxes which may hereafter be assessed and paid in lieu of or as a substitute in whole or in part for Taxes, or (vi) costs of utilities directly charged to and reimbursed by Tenant or other tenants. “Taxes,” as used herein, means all ad valorem taxes, personal property taxes, and all other taxes, assessments, and all other similar charges, if any, which are levied, assessed, or imposed upon or become due and payable in connection with, or a lien upon, the Project or any portion thereof or facilities used in connection therewith, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in this definition of Taxes, such as taxes paid through a private agreement with respect to the Property as a part of or in connection with an inducement resolution with a development authority and all costs, expenses and fees associated by Landlord in connection with that inducement resolution and transaction involving a development authority, but excluding, however, taxes and assessments attributable to the personal property of tenants and paid by such tenants as a separate charge. Without limiting the generality of the foregoing and notwithstanding anything contained in this Lease to the contrary, Taxes shall include the tax (sometimes referred to as business, margin or franchise tax) enacted by House Bill 3 as passed during the 3rd called session of the Texas Legislature in 2006, which has been codified in Chapter 171, Texas Tax Code, and any supplements, replacements, additions or other modifications thereto. In the event Landlord shall retain any consultant to negotiate the amount of taxes, tax rate, assessed value or other factors influencing the amount of Taxes, then the aggregate of all such reasonable third-party fees (including, without limitation, reasonable attorneys’ and appraisers’ fees) and all disbursements, court costs and other items paid or incurred by Landlord during the applicable tax year with respect to such proceedings shall be included in Taxes. Tenant shall not institute any proceedings with respect to the assessed valuation of the Building, Project, or the Property or any part thereof for the purpose of seeking or securing a tax reduction. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. If a rental tax, gross receipts tax or sales tax on Rent is imposed on Landlord by any Governmental Authority, Tenant shall, as additional Rent, reimburse Landlord, at the same time as each monthly payment of Base Rent is due, an amount equal to all such taxes Landlord is required to pay by reason of the Rent paid hereunder. If less than ninety-five percent (95%) of the Rentable Area of the Building is actually occupied during any Operating Period, Operating Expenses shall be the amount that such Operating Expenses would have been for such Operating Period had ninety-five percent (95%) of the Rentable Area of the Building been occupied during all such Operating Period, as determined by Landlord.

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(b) Additional Rent. Landlord shall, within one hundred twenty (120) days after the end of each Operating Period (or as soon thereafter as it is reasonably able to do so), furnish Tenant with a statement of the Operating Expenses and Taxes during such year and a computation of the Additional Rent owed by Tenant for such Operating Period (“Expense Statement”). Failure of Landlord to provide an such statement within such time period shall not be a waiver of Landlord’s right to collect any Additional Rent. If the Expense Statement shows that the actual amount Tenant owes for such Operating Period is more than the estimated Additional Rent paid by Tenant for such Operating Period, Tenant shall pay the difference within thirty (30) days after Tenant’s receipt of the Expense Statement. If such statement shows that Tenant paid more in estimated Additional Rent than the actual amount of Additional Rent owed by Tenant for such Operating Period, Tenant shall receive a credit therefor. The credit shall be applied to future monthly payments attributable to the Rent, or if this Lease has expired, such amount shall be refunded to Tenant. Provided, however, that in the event that the Term of this Lease expires, or is terminated pursuant to the terms of this Lease, on a date other than December 31, then, at the option of Landlord, Landlord may, either prior to the date on which the Term expires, or within thirty (30) days thereafter, elect to provide Tenant with a revised good faith estimate of the Operating Expenses and Taxes for the Operating Period in which such expiration or termination date occurs and the Additional Rent that will be due from Tenant for such Operating Period, which estimated Additional Rent shall be prorated to reflect the portion of such Operating Period that is contained within the Term of the Lease (the “Final Expense Estimate”). In the event that Landlord elects to deliver a Final Expense Estimate to Tenant, then (i) Tenant shall pay the prorated Additional Rent reflected in such estimate within thirty (30) days after Tenant’s receipt of such estimate; (ii) the estimated amount of the Additional Rent for the final Operating Period shall be binding upon Landlord and Tenant; and (iii) Landlord shall not thereafter seek from Tenant any additional payment of Additional Rent if the actual Operating Expenses and Taxes for such Operating Period are greater than those reflected in the Final Expense Estimate, nor shall Landlord have any obligation to refund to Tenant any excess funds paid by Tenant to Landlord should the actual Operating Expenses and Taxes for such Operating Period be less than those reflected in the Final Expense Estimate. In the event that Landlord elects not to provide Tenant with a Final Expense Estimate, then it shall be presumed that Landlord will provide Tenant with an Expense Statement within one hundred twenty (120) days after the end of the final Operating Period contained in the Term, as provided above, and the Additional Rent shown in such Expense Statement shall be due from Tenant to Landlord within thirty (30) days after Tenant’s receipt of such statement.

(c)     Operating Expenses Cap. For purposes of calculating Operating Expenses hereunder, the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating such Operating Expenses for each calendar year after the first full calendar year following the Commencement Date (the “Cap Base Year”) shall be limited to 6% per calendar year on a cumulative, compounded basis.  For example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of such Operating Expenses for each calendar year after the Cap Base Year shall equal the product of the Cap Base Year Controllable Operating Expenses and the following percentages for the following calendar years: 106% for the first year following the Cap Base Year; 112.36% for the second year following the Cap Base Year; 119.10% for the third year following the Cap Base Year; 126.25% for the fourth year following the Cap Base Year; etc.; however, any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. “Controllable Operating Expenses” means all Operating Expenses which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs and other weather-related costs (including landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), costs incurred to comply with governmental requirements, increased costs due to union or other collective bargaining negotiations, costs resulting from acts of force majeure, and other costs beyond the reasonable control of Landlord.

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8. Security Deposit. Upon execution of this Lease, Tenant shall deposit the amount of the Security Deposit indicated in Section 1 with Landlord to secure Tenant’s performance under this Lease. Tenant hereby grants to Landlord a security interest in the Security Deposit as collateral for all Rent and other sums of money becoming due from Tenant to Landlord under this Lease, and for the performance of Tenant’s obligations under this Lease, which security interest shall remain in effect until all such Rent and other sums of money have been paid in full and all such obligations have been fulfilled; the parties hereby acknowledge and agree that this Lease constitutes a security agreement under which such security interest is granted from Tenant to Landlord. In the event of an uncured Default, defined below, then Landlord may, without prejudice to Landlord’s other remedies, apply part or all of the Security Deposit to cure such Default. If Landlord so uses part or all of the Security Deposit, then Tenant shall within ten (10) days after written demand, provide Landlord with a replacement Security Deposit in an amount sufficient to restore the Security Deposit to its original amount. Any part of the Security Deposit not used by the Landlord as permitted by this Lease shall be promptly returned to Tenant after the Expiration Date. If Landlord sells the Building then the Landlord shall transfer the Security Deposit to the new owner and Landlord shall be relieved of any liability for the Security Deposit. Tenant shall not be entitled to any interest on the Security Deposit, and Landlord may commingle the Security Deposit with other monies of Landlord. The amount so deposited shall not be considered as an advance payment of rental hereunder, or as a measure of Landlord’s damages in the event of any failure to perform on the part of Tenant.

9. Initial Improvements. The construction of any Initial Improvements to the Premises shall be undertaken in accordance with the terms and conditions of this Lease and if applicable, the terms set forth in the Work Letter attached hereto as Exhibit D and incorporated herein by this reference. Unless otherwise stated herein, the parties’ respective obligations for payment of the Initial Improvements shall be governed by the terms of the Work Letter. Except as expressly stated in this Lease and in the Work Letter, Landlord shall have no obligation to improve or otherwise modify the Premises for Tenant’s occupancy.

10. Maintenance and Repair. Landlord shall make such improvements, repairs or replacements as may be necessary for the maintenance of the Building Systems serving the Premises, the exterior and the structural portions of the Building and the Common Areas in good order and repair. Subject to the terms of Section 7, the maintenance and repairs to be performed by Landlord hereunder shall be at Landlord’s expense (and included in Operating Expenses), unless the need for such maintenance or repairs was caused by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, in which event Tenant shall reimburse Landlord for the cost of such maintenance or repairs, plus a construction oversight fee for Landlord in an amount equal to ten percent (10%) of the cost and expense of such maintenance or repairs. The construction oversight or management fee, if any, applicable to construction of the Initial Improvements shall be governed by the terms of the Work Letter and not by the provisions of this Section. Tenant shall promptly notify, in writing, Landlord of any repairs or maintenance required to be performed by Landlord hereunder that are known to Tenant. Except to the extent that Landlord is obligated to restore and repair the Premises pursuant to Section 23, Tenant, at its sole cost, shall maintain and repair the Premises and otherwise keep the Premises in good order and repair. Any repair or maintenance by Tenant shall be undertaken in accordance with the provisions and requirements of Section 16. Landlord is not responsible for replacing and/or repairing Tenant’s fixtures or any Above Standard improvements, or fixtures. Except as expressly provided in this Lease, Tenant shall accept the Premises including any existing appliances and Above Standard fixtures in their “AS IS, WHERE IS” condition as of the Effective Date. For purposes of this Lease, all Above Standard improvements and fixtures existing in the Premises as of the Effective Date shall be deemed to be Tenant’s property until the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises under this Lease, at which time such Above Standard improvements and fixtures shall become the property of Landlord and shall be surrendered to Landlord with the Premises.

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11. Services. Landlord shall furnish Tenant during Tenant’s occupancy of the Premises the following services: (i) Cleaning and Janitorial Services (defined in Exhibit B), (ii) domestic hot and cold water to the Common Areas at those points of supply provided for general use of tenants in the Building and, to the extent included in the Final Plans as part of the Initial Improvements, domestic hot (via Insta-Hot water component) and cold water to those points of supply within the Premises as shown on such Final Plans, (iii) electricity for normal, Building Standard office uses subject to Section 12, (iv) elevator service at the times and frequency reasonably required for normal business use of the Premises, (v) lamp and ballast replacement for Building Standard light fixtures, (vi) HVAC service between 7:00 o’clock a.m. and 6:00 o’clock p.m. on Monday through Friday and between the hours of 8:00 o’clock a.m. and noon on Saturday (“Building Standard Hours”), except on New Year’s Day, Memorial Day, July 4, Labor Day, Thanksgiving Day and the day following Thanksgiving Day, Christmas Day and other holidays observed by a majority of the tenants of the Building (“Holidays”). If any Holiday falls on a weekend, the Building may observe the Holiday on the preceding Friday or the succeeding Monday. Tenant may periodically request, and Landlord shall furnish HVAC service on days and at times other than those referred to above, provided Tenant requests such service in accordance with the Project Rules, defined below, then in effect, and agrees to reimburse Landlord for this service at the then lowest existing rate being charged in the Building. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3) and procedures for written requests. If Tenant utilizes services provided by Landlord hereunder in either quantity and/or quality exceeding the quantity and/or quality customarily utilized by normal office uses of comparable premises in the Building, then Landlord may separately meter or otherwise monitor Tenant’s use of such services, and charge Tenant a reasonable amount for such excess usage; such amount shall constitute additional Rent due hereunder within fifteen (15) days of Tenant’s receipt of Landlord’s statement for such excess. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rent be abated by reason of, the installation, use or interruption of use of any equipment in connection with furnishing any of the foregoing services, or failure to furnish or delay in furnishing any such service. The failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from any of its obligations under this Lease. Tenant shall, at Tenant’s expense, be responsible for cleaning and maintaining any Above Standard improvements or fixtures, including Above Standard Tenant Work, defined below, and Above Standard Initial Improvements, in the Premises. Notwithstanding the foregoing, commencing on the fifth (5th) consecutive business day following Tenant’s written notice to Landlord advising of a service failure within Landlord’s control and that is not caused by a casualty, a taking, Tenant or a Tenant Party, a governmental directive, or a failure of the utility provider to furnish necessary services, Tenant shall be entitled to an equitable diminution of Rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the permitted use beginning on the first business day following the end of such five (5) business-day period and continuing until such time as the services are restored or Tenant recommences business operations in the applicable portion of the Premises, whichever is earlier. The foregoing five (5) business day period shall be extended on a day-for-day basis for each day of Force Majeure Events.

12. Electrical Usage. Landlord shall supply sufficient electrical capacity to a panel box located in the core of each floor for lighting and for Tenant’s office equipment to the extent that the total demand load at 100% capacity of such lighting and equipment does not exceed six (6) watts per RSF in the Premises (“Electrical Design Load”). If Tenant utilizes any portion of the Premises on a regular basis beyond Building Standard Hours or in any manner in excess of the Electrical Design Load, Landlord shall have the right to separately meter such space and charge Tenant for all excess usage; additionally, Landlord shall have the right, at Tenant’s expense, to separately meter any Above Standard fixture(s) in the Premises, such as water heaters and vending machines, and to charge Tenant for the electricity consumed by such fixture(s). If separate metering is not practical, Landlord may reasonably estimate such excess usage and charge Tenant

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a reasonable hourly rate. Tenant shall pay to Landlord the cost of all electricity consumed in excess of six (6) watts per RSF in the Premises for the number of hours in the Building Standard Hours for the relevant period, plus any actual accounting expenses incurred by Landlord in connection with the metering or calculation thereof. Tenant shall pay the cost of installing, maintaining, repairing and replacing all such meters. In the event that the level of occupancy of the Premises, or any machinery or equipment located in the Premises, creates unusual demands on the HVAC system serving the Premises, then Landlord may require that Tenant install, its own supplemental HVAC unit(s) (“Supplemental HVAC Equipment”) in the Premises, and the installation, maintenance and removal of the Supplemental HVAC Equipment in accordance with terms and conditions established by Landlord. In the event that the Premises are separately metered for electricity, and electricity is provided to the Premises directly from the utility provider, then Tenant shall, at reasonable intervals specified by Landlord, submit to Landlord data regarding the consumption of electricity in the Premises in a format that is reasonably acceptable to Landlord.

13. Communication Lines. Subject to Building design limits and its existing, or then existing, capacity, Tenant may install, maintain, replace, remove or use communications or computer wires and cables which service the Premises (“Lines”), provided: (a) Tenant shall obtain Landlord’s prior written consent which shall not be unreasonably withheld or delayed, and shall use contractors approved in writing by Landlord, (b) all such Lines shall be plenum rated and neatly bundled, labeled and attached to beams and not to suspended ceiling grids, (c) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto, including, but not limited to the National Electric Code, and shall not interfere with any then existing Lines at the Building, and (d) Tenant shall pay all costs and expenses in connection therewith. Landlord reserves the right to require Tenant to remove any Lines located in or serving the Premises which violate this Lease or represent a dangerous or potentially dangerous condition, within three (3) business days after written notice. Tenant shall remove all Lines installed by or on behalf of Tenant upon termination or expiration of this Lease. Any Lines that Landlord expressly permits to remain at the expiration or termination of this Lease shall become the property of Landlord without payment of any type. Except for Landlord’s gross negligence or willful misconduct, under no other circumstances shall any Line problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.

14. Prohibited Use. Tenant shall not do or permit anything to be done within the Project nor bring, keep or permit anything to be brought or kept therein, which is prohibited by any Laws now in force or hereafter enacted or promulgated, or which is prohibited by any insurance policy or which may increase the existing rate or otherwise affect any insurance which Landlord carries on the Project. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants, or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose. Tenant shall not commit or suffer to be committed any waste to, in or about the Premises or Project.

15. Legal Requirements; Project Rules. Tenant shall comply with COMMENT – INDEMNITIES ARE COVERED IN A DIFFERENT PROVISION all Laws relating to the use, condition or occupancy of the Premises now or hereafter enacted, and the Project Rules, defined below. Tenant shall cause its employees, agents and contractors to comply with, and shall use reasonable efforts to cause its invitees to comply with, all Laws applicable to the Project. Notwithstanding anything to the contrary set forth in the Lease, Landlord shall be responsible for compliance with any laws and regulations requiring structural changes to the Premises, including life safety systems, except to the extent any such changes are required due to the Tenant’s specific manner of use of the Premises or alterations (other than the Initial Improvements) made to the Premises by or on behalf of Tenant. Tenant shall not cause or permit the use, generation, storage, release or disposal in or about the Premises or the Project of any substances, materials or wastes subject to regulation under any

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Laws from time to time including, without limitation, flammable, explosive, hazardous, petroleum, toxic or radioactive materials (“Hazardous Substance”), unless Tenant shall have received Landlord’s prior written consent, which consent Landlord may withhold or revoke at any time in its sole and discretion. If at any time Tenant shall become aware or have reasonable cause to believe that any Hazardous Substance has come to be located on or in the Premises, or any portion of the Project, Tenant shall promptly upon discovering such presence or suspected presence of the Hazardous Substance give written notice of that condition to Landlord. If any Hazardous Substance is brought upon, used, released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors on or about the Project, Tenant shall promptly, properly and in compliance with applicable laws clean up and remove the Hazardous Substance from the Project and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s cost and expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. The obligations of Tenant in this Section shall survive the expiration of the Term or termination of the Lease. To Landlord’s knowledge the Premises are free of Hazardous Substances. Tenant shall comply with, and cause its employees, agents and contractors to comply with, and shall use its reasonable efforts to cause its invitees to comply with, the rules and regulations of the Project adopted by Landlord from time to time for the safety, care and cleanliness of the Premises and the Project (“Project Rules”). In the event of any conflict between this Lease and the Project Rules, the provisions of this Lease shall control. Landlord shall not have any liability to Tenant for any failure of any other tenants to comply with the Project Rules. Landlord agrees not to enforce Project Rules in a discriminatory manner. The Project Rules in effect as of the Effective Date are attached hereto as Exhibit C. In the event that any Governmental Authority, ordinance or other Law applicable to the Project requires either Landlord or Tenant to establish and implement a transportation management plan designed to reduce the number of single-occupancy vehicles being used by employees and other permitted occupants of the Building for commuting to and from the Building, then Tenant shall cooperate with Landlord in establishing and implementing such plan. In the event that any Governmental Authority with jurisdiction over the Project requires that modifications be made to the Common Areas as a result of Tenant’s particular use or occupancy of the Premises, then such modifications shall be made by Landlord, and Tenant shall reimburse Landlord, as additional Rent due under this Lease, for Landlord’s reasonable cost incurred in making such modifications, with such reimbursement to be made within thirty (30) days after Tenant’s receipt of Landlord’s statement for such cost.

16. Alterations, Additions and Improvements. After the Commencement Date, Tenant shall not permit, make or allow to be made any construction, alterations, physical additions or improvements in or to the Premises without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld (“Tenant Work”), nor place any signs in the Premises which are visible from outside the Premises, without obtaining the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord will not unreasonably withhold its consent to Tenant Work that: (i) is non-structural and does not adversely affect any Building Systems or improvements, (ii) is not visible from the exterior of the Premises, (iii) does not affect the exterior of the Building or any Common Areas, (iv) does not violate any provision of this Lease, (v) does not violate any Laws, and (vi) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or occupant of the Project. Tenant’s plans and specifications and all contractors, subcontractors, vendors, architects and engineers performing all or any portion of the Tenant Work (collectively, “Outside Contractors”) shall be subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed (provided that Outside Contractors performing work related to the supply or installation of Tenant’s furniture, trade fixtures, or equipment, or other personal property shall not be subject to Landlord’s approval). If requested by Landlord, Tenant shall execute a work letter for any such Tenant Work substantially in the form then used by Landlord

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for construction performed by tenants of the Building. For any Tenant Work (other than the Initial Improvements) Tenant shall pay Landlord a construction oversight fee in an amount equal to five percent (5%) of the cost and expense of any Tenant Work undertaken by Tenant, or ten percent (10%) of the cost and expense of any Tenant Work undertaken by Landlord. The construction oversight or management fee, if any, applicable to construction of the Initial Improvements shall be governed by the terms of the Work Letter and not by the provisions of this Section. Landlord may hire outside consultants to review such documents and information furnished to Landlord, and Tenant shall reimburse Landlord for the reasonable cost thereof, including reasonable attorneys’ fees, upon demand. Neither review nor approval by Landlord of any plans or specifications shall constitute a representation or warranty by Landlord that such documents either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or any other person or entity for such completeness, suitability or compliance. Tenant shall furnish any documents and information reasonably requested by Landlord, including “as-built” drawings (both in paper and in electronic format acceptable to Landlord) after completion of such Tenant Work. Landlord may impose such conditions on Tenant Work as are reasonably appropriate, including, without limitation, compliance with any construction rules adopted by Landlord from time to time, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such Tenant Work in excess of $20,000, insurance covering Landlord against liabilities which may arise out of such work, plans and specifications, and permits for such Tenant Work. All Building Standard Tenant Work shall become the property of Landlord upon completion and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises under this Lease, unless Landlord shall require removal or restoration of such Tenant Work by Tenant. All Tenant Work that is Above Standard shall be and remain the property of Tenant, and shall be maintained by Tenant in good condition and repair throughout the Term, until the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises under this Lease, at which time such Tenant Work shall become the property of Landlord and shall be surrendered to Landlord with the Premises, unless Landlord specifies, at the time of the approval of the installation of such Above Standard Tenant Work following Initial Improvements, that Landlord will require Tenant to remove same upon the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises under this Lease. Any Tenant Work that Tenant is required to remove from the Premises upon the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises under the Lease shall be removed at Tenant’s sole expense, and Tenant shall, at Tenant’s expense, promptly repair any damage to the Premises or the Building caused by such removal. Tenant shall not allow any liens to be filed against the Premises or the Project in connection with any Tenant Work. If any liens are filed, Tenant shall cause the same to be released within thirty (30) days after Tenant’s receipt of written notice of the filing of such lien by bonding or other method acceptable to Landlord. All Outside Contractors shall maintain insurance in amounts and types required by, and in compliance with, Section 20. An ACORD 25 (or its equivalent) certificates of insurance in the most recent edition available evidencing such coverage shall be provided to Landlord prior to commencement of any Tenant Work. All Outside Contractors shall perform all work in a good and workmanlike manner, in compliance with all Laws and all applicable Project Rules and Building construction rules. No Tenant Work shall be unreasonably disruptive to other tenants. Notwithstanding the foregoing, Tenant shall be permitted, without Landlord's consent, but upon advance notice and upon compliance with Landlord’s construction rules and regulations and Landlord’s reasonable scheduling requirements for outside contractors to the extent applicable, to make strictly cosmetic, non-structural additions and alterations to the Premises that do not (i) involve the expenditure of more than $20,000.00 in each instance, (ii) affect the exterior appearance of the Premises or Building, (iii) affect the Building's electrical, ventilation, plumbing, elevator, mechanical, air conditioning or other systems, (iv) require a building or other permit, or (v) diminish the value of the Premises or Building (“Cosmetic Alterations”). Tenant shall, prior to the commencement of any Cosmetic Alterations, deliver to Landlord waivers of liens

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and proofs of contractor insurance, in form reasonably acceptable to Landlord, from all contractors performing such work and plans indicating the nature of the proposed improvements.

17. Tenant’s Equipment. Except for personal computers, wall mounted televisions, facsimile machines, copiers and other similar office equipment, Tenant shall not install within the Premises any fixtures, equipment or other improvements until the plans and location thereof have been approved by Landlord. The location, weight and supporting devices for any libraries, central filing areas, safes and other heavy equipment shall in all cases be approved by Landlord prior to initial installation or any relocation. Landlord may prohibit any article, equipment or any other item that may exceed the load capacity of the Building from being brought into the Building.

18. Taxes on Tenant’s Property. Tenant shall pay all ad valorem and similar taxes or assessments levied upon all equipment, fixtures, furniture and other property placed by Tenant in the Premises and all license and other fees or taxes imposed on Tenant’s business. If any improvements installed or placed in the Project by, or at the expense of, Tenant result in Landlord being required to pay higher taxes with respect to the Project than would have been payable otherwise, Tenant shall pay to Landlord, within fifteen (15) days after demand, the amount by which such excess taxes are reasonably attributable to Tenant.

19. Access. Landlord shall have the right to enter the Premises at all reasonable times in order to inspect the condition of the Premises, show the Premises to prospective lenders and buyers, and during the last twelve (12) months of the Term, to prospective tenants, determine if Tenant is performing its obligations hereunder, perform the services or make the repairs that Landlord is obligated or elects to perform hereunder, make repairs to adjoining space, cure any Defaults of Tenant hereunder that Landlord elects to cure, and remove from the Premises any improvements or property placed therein in violation of this Lease. Except in the case of an emergency or to perform routine services hereunder, Landlord shall use reasonable efforts to provide Tenant prior notice of such access. Landlord agrees that during the exercise of any right of entry or making of any repairs, replacements or improvements or performing any work in the Premises, Landlord shall use all commercially reasonable efforts, under the circumstances, to minimize interference with the conduct of Tenant’s business and its use of the Premises, and, at Landlord’s cost and expense, repair any damage to the Premises caused by Landlord during the performance of such work and/or entry onto the Premises, and shall restore the Premises as nearly as practicable to the condition existing prior to such installation, in keeping with the decor of the Premises. At Tenant’s written request, Landlord shall use reasonable efforts to employ contractors or labor at so called overtime or other premium pay rates and incur any other reasonable overtime costs or expenses in making any repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred. To the extent that during the performance of any work permitted or required to be performed by Landlord under this Lease, Landlord leaves materials and equipment in the Premises, Landlord shall take reasonable steps to secure such materials and equipment and, unless caused by the intentionally wrongful acts or omission of Tenant, Tenant shall not be responsible for the theft of, or damage to, such materials and equipment. Whenever there is an interruption in the services which Landlord is required to furnish Tenant under the Lease that is attributable to repairs, alterations or changes being made by Landlord in or to the Premises or the Building (or its systems) Landlord shall: (i) give reasonable notice, when practicable, to Tenant of the anticipated commencement, duration and nature of the interruption; and (ii) proceed with reasonable diligence to perform the work, and to eliminate the interruption as promptly as reasonably practical. Except in cases of emergency, Tenant, at Tenant’s sole cost and expense, shall have the right to have a representative of Tenant present during any entry into the Premises by Landlord, provided same does not delay or impede such entry or the activity to be undertaken during

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such entry. Landlord hereby acknowledges and agrees that, except in event of emergency, Tenant shall have 24/7 access to and use of the Premises, including without limitation all utilities therein.

20. Tenant’s Insurance. Commencing the date Tenant is required to provide Landlord with the certificate of insurance, as provided below, and continuing until the expiration or earlier termination of the Lease Term, Tenant shall carry and maintain at its expense the following insurance coverages:

(i)    Commercial General Liability Insurance on an ISO form CG 00 01 or equivalent form, which policy shall include (a) property damage, personal injury, and bodily injury and death, (b) Contractual Liability (with the personal injury contractual liability exclusion deleted from such coverage), and shall provide for limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate, with such umbrella coverage following the form of the underlying coverages and being excess over and no less broad than all coverages and conditions described herein. The following exclusions/limitations (or their equivalent) are not permitted (i) Contractual Liability Limitation ISO CG 2 39, (ii) Amendment of Insured Contract Definition ISO CG 24 26; (iii) Limitation of Coverage to Designated Premises or Project ISO CG 21 44; (iv) any endorsement modifying or deleting the exception to the Employer’s Liability exclusion; (v) any “insured vs “insured” exclusion; and (f) any type of punitive, exemplary or multiplied damages exclusion;

(ii)    Property Insurance on a special cause of loss form (ISO CP 10 30) (including coverage for earthquake) covering the full replacement cost of all improvements made to the Leased Premises by or for the Tenant and all fixtures and personal property located, owned or leased by Tenant therein, including an endorsement waiving coinsurance limitations. Tenant and Landlord waive all rights of subrogation against each other and will cause their respective insurers to modify their insurance policies in accord;

(iii)    Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Policy Limit            $500,000
Each Accident            $100,000
Each Occurrence        $100,000

(iv)    Business Income and Extra Expense coverage on an ISO CP 00 30 10 12 form covering all operations at the Premises in an amount not less than 80% of Tenant’s gross annual income at the Premises.

Tenant’s insurance shall be endorsed by ISO CG 20 01 04 13 or equivalent form to provide that such insurance coverage is primary and not contributory to that carried by Landlord, its agents, or any holder of any Mortgage (any “Mortgagee”), it being agreed that it is the intent of the parties that all insurance held by Landlord, its Mortgagee, or property manager shall be excess above the insurance required to be retained by Tenant. Landlord and Landlord’s officers, directors, employees, Landlord’s Mortgagee, and Landlord’s property

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manager or agent (the “Landlord Parties”) shall be included as additional insureds as respects to insurance required of the Tenant and such additional insured status shall be provided on an unmodified ISO endorsement CG 20 11 01 96 form (or its equivalent). The company or companies writing any insurance which Tenant is required to maintain under the Lease shall be authorized to do business in the state of Texas. Such insurance companies shall have an A.M. Best rating of A IX or better. Such insurance shall insure the interests of Landlord and Tenant and Landlord Parties, as their interest may appear. The insurance policies which Tenant is required to maintain under the Lease (as hereby or hereafter amended) shall provide that said insurance shall be endorsed to provide that it shall not be materially changed, permitted to lapse, or cancelled unless thirty (30) days prior written notice shall have been given to Landlord. Within seven (7) business days of Landlord’s request, Tenant shall provide to Landlord certificate of such insurance (the “Certificate”), which Certificate must be accompanied by copies of all required endorsements and policy declaration page reflecting issuance of the endorsements. Tenant’s failure to provide a copy of the Certificate as requested by Landlord and as outlined above shall constitute a Default under the Lease (as hereby or hereafter amended), and Landlord shall have all rights and remedies under the Lease (as hereby or hereafter amended), or at law or in equity. If Tenant fails to carry the insurance required under this Lease and furnish Landlord with reasonable evidence thereof, Landlord may on prior written notice to Tenant obtain such insurance on Tenant’s behalf, and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. The specification above of minimum limits does not limit the limits of coverage to be available to the Landlord Parties as additional insureds. If Tenant’s insurance has limits greater than the above limits, the amount of coverage available to Landlord Parties is increased to the limits of Tenant’s insurance, including limits under any umbrella or excess policies. It is expressly understood and agreed that the insurance coverages required herein (a) represent Landlord Parties’ minimum requirements and are not to be construed to void or limit the Tenant’s indemnity obligations as contained in the Lease nor represent in any manner a determination of the insurance coverages the Tenant should or should not maintain for its own protection; and (b) are being, or have been, obtained by Tenant in support of Tenant’s liability and indemnity obligations under the Lease. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of the Tenant, or the failure of any insurance company to pay claims accruing, shall not be held to affect, negate or waive any of the provisions of this Lease. Landord shall have the right to require increased limits if, in Landlord’s reasonable judgment, such increase is necessary.

21. Landlord’s Insurance. Landlord shall maintain, during the Term of this Lease, a property insurance policy on the “Special” Perils policy form covering the Project, including the Building and all Building Standard improvements, but specifically excluding any Above Standard improvements in such amounts as Landlord deems appropriate. Such insurance shall be maintained with an insurance company authorized to do business in Texas, in reasonable amounts desired by Landlord and payments for losses thereunder shall be made solely to Landlord. Landlord shall not be obligated to insure any property of Tenant. Landlord shall maintain insurance in types and amounts customarily carried by institutional owners of similar projects.

22. Waiver of Subrogation; Mutual Waiver of Liability. All policies of insurance required to be carried by either party hereunder shall include a waiver of subrogation endorsement, containing a waiver by the insurer of all right of subrogation against the other party in connection with any loss, injury or damage thereby insured against. The waiver of subrogation shall apply regardless of any deductible (or self-insured retention) or self-insurance carried by either party. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by Law, Landlord and Tenant each waive all rights of recovery against the other (and any officers, directors, partners, employees, agents and representatives of the other), and agree to release the other from liability, for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party

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seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery, WHETHER OR NOT SUCH DAMAGE OR LOSS MAY BE ATTRIBUTABLE TO THE NEGLIGENCE OF EITHER PARTY OR THEIR OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND REPRESENTATIVES. If the release of either party, as set forth above, should contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other’s insurer. FOR THE PURPOSE OF THE FOREGOING WAIVER, THE AMOUNT OF ANY DEDUCTIBLE OR SELF-INSURED RETENTION APPLICABLE TO ANY LOSS OR DAMAGE SHALL BE DEEMED COVERED BY, AND RECOVERABLE BY THE INSURED UNDER THE INSURANCE POLICY OR SELF-INSURANCE PROGRAM TO WHICH SUCH DEDUCTIBLE RELATES. IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT THAT THE WAIVER OF SUBROGATION CONTAINED IN THIS SECTION 22 (I) WILL SURVIVE THE END OF THE TERM, (II) APPLY TO ALL MATTERS DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY OF THE SAME THAT ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT (OR THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND REPRESENTATIVES) BUT WILL NOT APPLY TO THE EXTENT A LOSS OR DAMAGE IS CUASED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PERSON.

23. Casualty. If the Premises or the Project is damaged or destroyed, in whole or in part, by fire or other casualty at any time during the Term and if, after such damage or destruction, Tenant is not able to use the portion of the Premises not damaged or destroyed to substantially the same extent and for the Authorized Use for which the Premises were leased to Tenant hereunder, and within sixty (60) days after Landlord’s receipt of written notice from Tenant describing such damage or destruction Landlord provides notice to Tenant that the Premises, as improved to the extent of the Building Standard improvements existing immediately prior to such destruction or casualty, cannot be repaired or rebuilt to the condition which existed immediately prior to such destruction or casualty within two hundred seventy (270) days following the date of such destruction or casualty, then either Landlord or Tenant may by written notice to the other within thirty (30) days following such notice by Landlord terminate this Lease. Unless such damage or destruction is the result of the negligence or willful misconduct of Tenant or its employees, agents, contractors, or customers, the Rent shall be abated for the period and proportionately to the extent that after such damage or destruction Tenant is not able to use the portion of the Premises damaged or destroyed for the Authorized Use and to substantially the same extent as Tenant used the Premises prior thereto. If this Lease is not terminated pursuant to the foregoing, then upon receiving the available insurance proceeds, Landlord shall restore or replace the damaged or destroyed portions of the Premises, as improved to the extent of the Building Standard improvements existing immediately prior to such destruction or casualty, or Project; Tenant shall restore or replace the leasehold improvements to the Premises required to be insured by Tenant hereunder; and this Lease shall continue in full force and effect in accordance with the terms hereof. Landlord shall restore or replace the damaged or destroyed portions of the Premises or Project that Landlord is required to restore or replace hereunder within a reasonable time, subject to Force Majeure Events and the availability of insurance proceeds. If either party elects to terminate this Lease as provided in this Section, this Lease shall terminate on the date which is thirty (30) days following the date of the notice of termination as if the Term hereof had been scheduled to expire on such date, and, except for obligations which are expressly stated herein to survive the expiration or earlier termination of this Lease, neither party shall have any liability to the other party as a result of such termination. Landlord shall not be obligated to repair any damage to Above Standard improvements or fixtures, Tenant’s inventory, trade fixtures or other personal property. Notwithstanding anything in this Section to the contrary, Landlord shall have no obligation to repair or restore the Premises or the Project on account of damage resulting from any casualty which occurs during the last twelve (12) months of the Term, or if the estimated cost of such repair or restoration would exceed fifty

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percent (50%) of the reasonable value of the Building prior to the casualty or if the net amount of insurance proceeds will not be adequate to complete such restoration, or if Landlord’s mortgagee requires that insurance proceeds be delivered to such mortgagee and will not be made available for restoration. To the extent Landlord is obligated to restore or elects to restore the Premises Landlord agrees to provide Tenant with written notice of the estimated time to complete such restoration within sixty (60) days following the occurrence of such casualty event. In addition to Tenant’s termination option set forth above, Tenant shall have the right to terminate this Lease if the casualty occurs during the last twelve (12) months of the Term (and the Term has not been previously extended) and the restoration would take longer than ninety (90) days from the date of casualty to complete. The abatement of Rent, if applicable hereunder, and termination of this Lease by Tenant, if applicable hereunder, are the sole remedies available to Tenant in the event the Premises or the Project is damaged or destroyed, in whole or in part, by fire or other casualty.

24. Condemnation. If more than fifty percent (50%) of the Premises or if a substantial portion of the Building or the Parking Spaces is taken by the power of eminent domain, then either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other within thirty (30) days after the date of taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises or Building taken shall be of such extent and nature as to substantially impair Tenant’s use of the Premises or the balance of the Premises remaining and Landlord is unwilling or unable to provide reasonable replacement space within the Project. In the event of any taking, Landlord shall be entitled to any and all compensation and awards with respect thereto, except for an award, if any, specified by the condemning authority for any claim made by Tenant for property that Tenant has the right to remove upon termination of this Lease. Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Rent shall be equitably reduced as to the square footage so taken.

25. Waiver of Claims. Except for the willful misconduct or gross negligence of Landlord, its employees, agents or contractors, Landlord shall not be liable to Tenant for damage to person or property caused by defects in the HVAC, electrical, plumbing, elevator or other apparatus or systems, or by water discharged from sprinkler systems, if any, in the Building, nor shall Landlord be liable to Tenant for the theft or loss of or damage to any property of Tenant whether from the Premises or any part of the Building or Project, including, without limitation, the loss of trade secrets or other confidential information, EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS. IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT THAT THE WAIVER OF CLAIMS CONTAINED IN THIS SECTION 25 (I) WILL SURVIVE THE END OF THE TERM, AND (II) APPLY TO ALL MATTERS DESCRIBED HEREIN, INCLUDING, WITHOUT LIMITATION, ANY OF THE SAME THAT ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS. Landlord agrees to make commercially reasonable efforts to protect Tenant from interference or disturbance by third persons, including other tenants; however, Landlord shall not be liable for any such interference, disturbance or breach, whether caused by another tenant or tenants or by Landlord or any other person, nor shall Tenant be relieved from any obligation under this Lease because of such interference, disturbance or breach. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable. In no event shall Landlord, its property manager, or their directors, officers, shareholders, partners, members, employees, or agents be liable in any manner for incidental, consequential or punitive damages, loss of profits, or business interruption. The waivers in this Section shall survive the expiration or earlier termination of this Lease.

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26. Indemnity.

(a)To the extent permitted by Law, Tenant shall indemnify and hold harmless Landlord and its agents, directors, officers, shareholders, partners, and members from all claims, losses, costs, damages, or expenses (including reasonable attorneys’ fees) in connection with any injury to, including death of, any person or damage to any property occurring in the Premises, arising, wholly or in part, (i) out of any use of the Premises or other action, omission, or neglect of Tenant or its Outside Contractors, directors, officers, shareholders, members, partners, employees, agents, invitees, subtenants or guests, or any parties contracting with such party relating to the Project, (ii) out of the failure by Tenant, its employees, agents or contractors to comply with all Laws relating to the use, condition or occupancy of the Premises now or hereafter enacted or the Project Rules. If Landlord shall without fault on its part, be made a party to any action commenced by or against Tenant, for which Tenant is obligated to indemnify Landlord hereunder, then Tenant shall protect and hold Landlord harmless from, and shall pay all costs, expenses, including reasonable attorneys’ fees, of Landlord in connection therewith.

(b)To the extent permitted by Law, Landlord shall indemnify and hold harmless Tenant and its agents from all claims, losses, costs, damages, or expenses (including reasonable attorneys’ fees) arising from any occurrence in or on the Building’s common areas to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or representatives. If any proceeding is filed for which indemnity is required by Landlord hereunder, Landlord agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party.

(c)THE INDEMNITIES CONTAINED IN THIS PARAGRAPH 26 (A) ARE INDEPENDENT OF TENANT’S AND LANDLORD’S INSURANCE, (B) WILL NOT BE LIMITED BY COMPARATIVE NEGLIGENCE STATUTES OR DAMAGES PAID UNDER THE WORKERS’ COMPENSATION ACT OR SIMILAR EMPLOYEE BENEFIT ACTS, (C) WILL SURVIVE THE END OF THE TERM, AND (D) WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE ORDINARY NEGLIGENCE OR STRICT LIABILITY OF AN INDEMNIFIED PARTY BUT WILL NOT APPLY TO THE EXTENT A CLAIM IS CAUSED BY THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY.

(d)Tenant shall not be liable for any consequential (except in the event of a holdover by Tenant) or punitive damages and Tenant’s liability shall be limited to Landlord’s actual direct damages (except for a holdover by Tenant, in which case Tenant may be liable for consequential damages as set forthin Section 34 below).

27. Non-Waiver. No consent or waiver, express or implied, by Landlord to any breach by Tenant of any of its obligations under this Lease shall be construed as or constitute a consent or waiver to any other breach by Tenant. Neither the acceptance by Landlord of any Rent or other payment, whether or not any Default by Tenant is then known to Landlord, nor any custom or practice followed in connection with this Lease shall constitute a waiver of any of Tenant’s obligations under this Lease. Failure by Landlord to complain of any act or omission by Tenant or to declare that a Default has occurred, irrespective of how long such failure may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. Time is of the essence with respect to the performance of every obligation of Tenant in which time of performance is a factor. No payment by Tenant or receipt by Landlord of an amount less than the Rent due shall be deemed to be other than a partial payment of the Rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to its right to recover the balance of such

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Rent or pursue any other right or remedy. Except for the execution and delivery of a written agreement expressly accepting surrender of the Premises, no act taken or failed to be taken by Landlord shall be deemed an acceptance of surrender of the Premises.

28. Quiet Possession. Provided no Default by Tenant exists, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, subject to the provisions of this Lease.

29. Notices. Each notice required or permitted to be given hereunder shall be in writing and may be personally delivered, sent via nationally recognized overnight courier or placed in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed in each case at the address specified herein. A notice shall be deemed to have been received (a) upon the date of delivery or refusal thereof, if delivered personally or by overnight courier, or (b) if sent by registered or certified mail, (i) the date of delivery of such notice, as indicated on the duly completed United States Postal Service return receipt, if such receipt reflects delivery of such notice, (ii) on the date of refusal of such notice, if the refused notice reflects the date on which such notice is refused, or (iii) three (3) days after mailing of such notice, if the date of delivery of such notice cannot otherwise be established as provided above. Prior to the Commencement Date, the address for notices to Tenant shall be the address set forth in Section 1; after the Commencement Date, the address for Tenant shall be the Premises. Any notices to Landlord shall be addressed and given to Landlord at both of the following addresses:

IPX Memorial Drive Investors, LLC
c/o Equus Capital Partners, LTD.
301 Oxford Valley Road, Suite 1203A
Yardley, PA 19067
Attn: Asset Manager

with a copy to:

Metcalfe Wolff Stuart & Williams LLP
221 W. 6th Street, Suite 1300
Austin, Texas 78701
Attn: Nicole Castro
Phone: (512) 404-2224
Facsimile: (512) 404-2245

30. Landlord’s Failure to Perform. If Landlord fails to perform any of its obligations hereunder, Landlord shall not be in default and Tenant shall not have any rights or remedies growing out of such failure unless Tenant gives Landlord written notice setting forth in reasonable detail the nature and extent of such failure and such failure is not cured within thirty (30) days following Landlord’s receipt of such notice or such longer period as may otherwise be provided herein. If such failure cannot reasonably be cured within thirty (30) days, the length for curing shall be extended as reasonably required. Tenant hereby acknowledges and agrees that Tenant’s remedies for Landlord’s default under this Lease and for breach of any promise or inducement are limited to a suit for damages or injunction or both. In no event shall Tenant’s remedies for an alleged or actual failure of Landlord to perform its obligations under this Lease include the termination of this Lease.

31. Tenant’s Failure to Perform. If Tenant fails to perform any of its obligations hereunder, in addition to the other rights of Landlord, Landlord shall have the right, but not the obligation, to perform all

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or any part of Tenant’s obligations. Upon receipt of a demand therefor, Tenant shall reimburse Landlord for the cost of performing such obligations, plus interest thereon at the Default Rate, defined below.

32. Default.

(a) “Default” means the occurrence of any one or more of the following: (i) failure of Tenant to pay when due any Rent or other amount required to be paid hereunder, if such failure continues for more than five (5) days after Tenant’s receipt of written notice thereof from Landlord; provided, however, that Landlord shall not be required to provide Tenant with notice of such failure and the five (5) day period within which to cure such failure more than twice during any calendar year, and, at Landlord’s election, a subsequent failure to timely pay the Rent when due shall immediately constitute a Default hereunder; (ii) failure of Tenant, after fifteen (15) days written notice, or such other notice period specified in this Lease, to observe and fully perform all of Tenant’s obligations hereunder, other than payment of Rent which is covered above, except as otherwise provided below; (iii) the adjudication of Tenant to be bankrupt; (iv) the filing by Tenant of a voluntary petition in bankruptcy or other similar proceedings; (v) the making by Tenant of a general assignment for the benefit of its creditors; (vi) the appointment of a receiver of Tenant’s interests in the Premises; (vii) any involuntary proceedings instituted against Tenant under any bankruptcy or similar laws, unless such is dismissed or stayed within sixty (60) days thereafter; (viii) if the Tenant is an individual or if the Tenant is controlled by a single individual, the death or incapacity of such individual; (ix) the filing of a voluntary petition in bankruptcy or other similar proceeding by any Guarantor of Tenant’s obligations hereunder, or if such Guarantor is an individual or controlled by a single individual, the death or incapacity of such individual; (x) the voluntary or involuntary dissolution of the Guarantor, or any transaction involving the Guarantor which, if done by Tenant would constitute an assignment by Tenant hereunder, without the written consent of Landlord; (xi) intentionally omitted; or (xii) the occurrence of any other event provided to be a Default herein. Notwithstanding any applicable notice and cure period provided above, Landlord shall not, with respect to the occurrence of any of the events described in subparts (ii) through (xii) above, be required to provide Tenant with notice of such failure and the cure period, if any, that would otherwise be applicable to such failure, more than twice during any calendar year for substantially the same failure, and, at Landlord’s election, a subsequent occurrence of substantially the same failure shall immediately constitute a Default hereunder.

(b) Upon the occurrence of a Default, Landlord may, at its option and without waiving any other rights available herein, at law, or in equity, require Tenant to pay Rent by (a) wire transfer of funds to an account designated by Landlord or (b) direct draft from Tenant’s account through bank draft, ACH transfer, or other equivalent funds transfer to Landlord’s designated account. Execution of this Lease by Tenant and Landlord shall be evidence of Landlord’s authorization to debit Tenant’s account as set forth herein. Tenant shall provide all necessary information and execute any additional documents requested by Landlord to facilitate payment of Rent by the method designated by Landlord. Tenant’s failure to provide such information or documents within five (5) days after written notice by Landlord shall constitute a Default hereunder.

(c) Upon the occurrence of a Default, Landlord may, at its option, without terminating this Lease, and with or without notice to Tenant, enter into and upon the Premises and, without being liable for any damages as a result thereof, maintain the Premises and repair or replace any damage to the Premises or do anything for which Tenant is responsible hereunder on Tenant’s behalf; and, in such event, Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in effecting Tenant’s compliance under this Lease.

(d) In addition, if a Default occurs, then or at any time thereafter while such Default continues, Landlord, at its option, may, without waiving any other rights available herein, at law, or in equity, either

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terminate this Lease or terminate Tenant’s right to possession without terminating this Lease. In either event, Landlord may, without additional notice and without court proceedings, reenter and repossess the Premises, and remove all persons and property therefrom using such force as may be necessary, and Tenant hereby waives any claim arising by reason thereof or by reason of issuance of any distress warrant and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, it may treat the Default as an entire breach of this Lease and Tenant immediately shall become liable to Landlord for damages for the entire breach in an amount equal to the total Rent and all other payments due for the balance of the Term discounted at the rate of six percent (6%) per annum to the then present value, less the fair rental value of the Premises for the balance of the Term (taking into account, among other factors, the probability of reletting the Premises for all or part of the remainder of the Term, and the anticipated duration of the period the Premises will be unoccupied prior to reletting) similarly discounted to present value, plus the cost of repossessing, remodeling and re-renting the Premises, and all unpaid Rent through the date of such termination. If Landlord elects to terminate Tenant’s right to possession of the Premises without terminating this Lease, Landlord may rent the Premises or any part thereof for the account of Tenant to any person for such rent and for such terms and other conditions as Landlord deems practical, and Tenant shall be liable to Landlord for the amount, if any, by which the total Rent and all other payments herein provided for the unexpired balance of the Term exceed the net amount, if any, received by Landlord from such re-renting, being the gross amount so received less the cost of repossession, re-renting, remodeling and other expenses relating thereto; Tenant shall be and remain liable for such net amount even after an eviction of Tenant from the Premises, should an eviction of Tenant from the Premises occur. Such sums shall be immediately due and payable by Tenant upon demand. In no event shall Tenant be entitled to any rents received by Landlord from reletting the Premises, even if Landlord relets the Premises for an amount exceeding the Rent due from Tenant for the remainder of the unexpired Term. If a Default occurs or in case of any holding over or possession by Tenant of the Premises after the expiration or termination of this Lease, Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, including, but not limited to, reasonable attorneys’ fees, court costs and related costs plus interest thereon at the Default Rate, defined below. Actions by Landlord to collect amounts due from Tenant as provided in this Section may be brought at any time, and from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the termination of this Lease. The remedies expressed herein are cumulative and not exclusive, and the election by Landlord to terminate Tenant’s right to possession without terminating this Lease shall not deprive Landlord of the right, and Landlord shall have the continuing right, to terminate this Lease. Upon the occurrence of a Default, Landlord shall have the right to recover from Tenant all damages caused by Tenant’s Default and to pursue all rights and remedies available at law or in equity.

(e) In the event of a termination of this Lease as a result of a Default, Tenant hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, and without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect and Tenant waives all right to any second or further trial in summary proceedings, ejectment, forcible entry and detainer, forcible detainer or in any other action provided by any statute or decision now or hereafter in force or effect. Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly waives the service of any statutory demand or notice that is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, including, without limitation, the demands and notices specified in the Texas Property Code.

(f) If Landlord exercises either of the remedies provided in Sections 32(d), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and

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Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by Law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law. In order to exercise its remedies hereunder and to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant, and Tenant hereby waives all of such notices or demands to the fullest extent allowed by Law. Unless contrary to Law (after giving full force and effect to Tenant’s waivers in this Lease), Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in Default under this Lease. Unless contrary to Law (after giving full force and effect to Tenant’s waivers in this Lease), Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises in accordance with the terms of this paragraph. TENANT ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBPARAGRAPH OF THIS LEASE SUPERSEDE THE LOCKOUT PROVISIONS OF THE TEXAS PROPERTY CODE AND TENANT FURTHER WARRANTS AND REPRESENTS THAT IT HEREBY KNOWINGLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER TO THE FULLEST EXTENT PERMITTED BY LAW.

(g)Landlord shall use commercially reasonable efforts to mitigate its damages. Unless contrary to applicable Law, Landlord will have satisfied the duty to mitigate and will have used objectively reasonable efforts to relet the Premises if Landlord does the following within ninety (90) days after Landlord regains possession of the Premises:  (i) place the Premises on Landlord’s inventory of available space; (ii) make Landlord’s inventory available to area brokers; and (iii) show the Premises to prospective tenants who request to see it.

33. Surrender. On the last day of the Term, or upon the earlier termination hereof, Tenant shall peaceably and quietly surrender the Premises to Landlord, in good order and repair, excepting only reasonable wear and tear resulting from normal use, and excepting damage by caused by an event of casualty. The Premises shall be surrendered free of all items of Tenant’s personal property, and otherwise in the condition required by the terms of this Lease, and the Premises shall be free and clear of any and all liens or encumbrances of any type.

34. Holding Over. If Tenant does not surrender possession of the Premises at the end of the Term or upon earlier termination of this Lease, at the election of Landlord, Tenant shall be a tenant-at-sufferance from day to day and the Rent due during the period of such holdover shall be 150% of the amount which Tenant was obligated to pay for the immediately preceding month. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements to the Premises for a new tenant as a result of Tenant’s holdover, then Tenant shall be liable for all damages that Landlord suffers as a result of Tenant’s holding over in the Premises.

35. Removal of Tenant’s Property. Prior to the expiration or earlier termination of the Term, Tenant shall, at Tenant’s expense, remove all of Tenant’s removable trade fixtures and other items of personal property from the Premises. Tenant shall be responsible for any damage to the Premises or Project resulting from removal of any personal property, including Lines, of Tenant. If Tenant does not remove its property prior to termination, then, in addition to its other remedies at law or in equity, Landlord shall have the right to

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consider the property abandoned and such property may be removed by Landlord, at Tenant’s expense, or at Landlord’s option become its property, and Tenant shall have no further rights relating thereto or for reimbursement therefor.

36. Landlord’s Lien. In addition to and cumulative of Landlord’s statutory lien, Tenant hereby grants to Landlord a security interest in and to all furniture, furnishings, fixtures, equipment, merchandise and other property placed in the Premises by Tenant (the “Collateral”) to secure the performance of Tenant’s obligations under this Lease. This Lease shall constitute a security agreement for purposes of the Uniform Commercial Code in force from time to time in the State of Texas (“UCC”). At Landlord’s request, Tenant shall execute and cause or permit to be filed in the appropriate public records all documents required to perfect such security interest pursuant to the terms of the UCC. In the event of a Default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the UCC, including, without limitation, the right to sell such Collateral at public or private sale upon ten (10) days notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Any statutory lien for Rent is not hereby waived; Tenant is granting the express contractual lien herein in addition and supplementary thereto.

37. Interest. All amounts payable by Tenant to Landlord under this Lease, if not paid when due, shall bear interest from the date due until paid at a rate equal to the lesser of fifteen percent (15%) per annum, compounded monthly, or the then maximum lawful rate (“Default Rate”).

38. Assignment and Subletting; Permitted Occupants.

(a)Landlord shall have the right to transfer and assign in whole or in part, by operation of law or otherwise, its rights and obligations hereunder whenever Landlord, in its sole judgment, deems it appropriate without any liability to Tenant, and Tenant shall attorn to any party to which Landlord transfers its rights and obligations hereunder or the Building. Any sale, conveyance or transfer of the Building or Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance, transfer or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except for those liabilities that arose prior to the effective date of such sale, conveyance, transfer or assignment. After such effective date, Tenant will look solely to Landlord’s successor in interest in and to this Lease.

Tenant shall not assign, transfer, mortgage, pledge or otherwise encumber this Lease, or any interest herein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other party to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The Landlord’s consent shall not be considered unreasonably withheld if: (i) the proposed subtenant’s or assignee’s financial responsibility or insurance does not meet the same criteria Landlord uses to select comparable Building tenants; (ii) the proposed subtenant’s or assignee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige; (iii) the proposed use is inconsistent with the Authorized Use permitted by Section 3; or (iv) the proposed subtenant or assignee is an occupant of the Building, or if the proposed subtenant or assignee, whether or not an occupant of the Building, is in discussions with Landlord regarding the leasing of space within the Building. Whether or not Landlord consents to any proposed assignment or subletting of any portion of the Premises, Tenant shall timely pay Landlord’s review and processing fee of $750.00 (“Sublease/Assignment Processing Fee”) in addition to any reasonable professional out-of-pocket fees (including, without limitation, legal, architectural, engineering, and consulting fees) incurred by Landlord in connection with such proposed assignment or subletting not to exceed $1,000 (“Sublease/Assignment Professional Fees”). The Sublease/Assignment Processing Fee shall

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be paid by Tenant simultaneously with each request by Tenant to assign or sublease any portion of the Premises. The Sublease/Assignment Professional Fees shall, at Landlord’s option, be paid by Tenant (a) prior to Landlord’s denial or execution of a consent to the proposed assignment or subletting or (b) within ten (10) days of Tenant’s receipt of an invoice from Landlord for such fees. Any subletting of the Premises or assignment of the Lease by Tenant in violation of the provisions of this Section 38 shall constitute a Default.

A “Change in Control” of Tenant shall be deemed for purposes of this Lease to constitute an assignment of this Lease by Tenant which shall require the consent of Landlord and entitle Landlord to exercise its options as provided hereunder. As used in this Section, a “Change in Control” shall be deemed to have occurred when: (x) any person, after the date hereof, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting interests or equity interests of Tenant and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting or equity interests representing 50% or more of the total voting interest or equity interest of all of the then-outstanding equity interests or voting interests of Tenant; (y) the stockholders, partners, members or other equity holders of Tenant shall approve a merger, consolidation, recapitalization, or reorganization of Tenant, or consummation of any such transaction if equity holder approval is not sought or obtained; or (z) the stockholders, partners, members or other equity holders of Tenant shall approve a plan of complete liquidation of Tenant or an agreement for the sale or disposition by Tenant of all or a substantial portion of such entity’s assets (i.e., 50% or more of the total assets of such entity). “Change of Control” shall not include the sale of shares of a publicly owned entity sold through the “over-the-counter market” or through any recognized stock exchange.

If Tenant desires to assign this Lease or sublease the Premises, Tenant shall provide Landlord notice in writing at least thirty (30) days in advance of the date on which Tenant desires such assignment or sublease to take effect. Tenant’s notice shall include (A) the name and address of the proposed subtenant or assignee; (B) the nature of the proposed subtenant’s or assignee’s business it will operate in the Premises; (C) the terms of the proposed sublease or assignment; and (D) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee. Landlord shall, within thirty (30) days after receiving such information, give notice to the Tenant to (i) permit or deny the proposed sublease or assignment or (ii) terminate this Lease as to the space so affected as of the date specified in Tenant’s notice (and as to option (ii) only, Tenant will be relieved of all further obligations hereunder as to the terminated space) (“Recapture”). If Landlord fails to respond in such 30-day period, Landlord shall be deemed to have denied such proposed sublease or assignment. If Landlord does not consent to a proposed sublease or assignment, Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief and Tenant waives any right it may have at law or in equity to terminate this Lease as a result of Landlord’s refusal to consent to a proposed sublease or assignment, even if such refusal is ultimately determined by a court of competent jurisdiction to be unreasonable, nor will it obligate Landlord to consent to any further sublease or assignment.

Notwithstanding an assignment or subletting (i) subleases and assignments by Tenant shall be subject to the terms of this Lease; (ii)     Tenant shall remain liable for all of the obligations of “Tenant” under this Lease; (iii) consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases; and (iv) fifty percent (50%) of the consideration received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord hereunder, excluding reasonable leasing commissions paid by Tenant, payments attributable to the amortization of the cost of improvements made to the Premises at Tenant’s cost for the assignee or sublessee, and other reasonable, out-of-pocket costs paid by Tenant directly related to Tenant’s obtaining an assignee or sublessee, shall also be paid to Landlord (“Profit Sharing”). Tenant shall pay such amount to Landlord at the beginning of each calendar month. Landlord shall have the right to audit Tenant’s books and records to verify the accuracy of the payments

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under this Section. If Tenant has sublet the Premises, and thereafter a Default occurs hereunder, Landlord may proceed to collect any rent thereafter becoming due to Tenant under the sublease directly from the subtenant; in which event such collected rent shall be applied by Landlord to the Rent due from Tenant to Landlord hereunder; provided, however, that the collection of rent from Tenant’s subtenant shall not create a privity of contract between Landlord and such subtenant.

If the proposed sublessee or assignee is approved by Landlord and Tenant fails to enter into the sublease or assignment with the approved sublessee or assignee within one hundred eighty (180) days after the date Tenant submitted its proposal to Landlord, then Landlord’s approval shall expire, and Tenant must comply again with the conditions of this Section. Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Premises, no sublessee or assignee may exercise any renewal options, expansion options, rights of first refusal or similar rights except in accordance with a separate written agreement entered into directly between the Landlord and such sublessee or assignee provided Tenant continues to be liable for the performance of all obligations hereunder, as increased or otherwise affected by the exercise of such rights. Tenant may not exercise any renewal options, expansion options, rights of first refusal or similar rights under this Lease if Tenant has assigned all of its interest in this Lease.

Notwithstanding the foregoing, Tenant may transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:
(i)    an Affiliate of Tenant, but only so long as such transferee remains an Affiliate of Tenant;
(ii)    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (i) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (ii) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or
(iii)    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (1) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (2) such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.
Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Authorized Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Building, Landlord or other tenants of the Building.  No later than ten (10) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Permitted Transfer, (2) documentation reasonably acceptable to Landlord establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfers. The right to transfer to an Affiliate pursuant to subsection (a) above shall be subject to the condition that such Permitted Transferee remains an Affiliate of Tenant and that on or before such Permitted Transfer being effected both Tenant and such Permitted

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Transferee must enter into an agreement with Landlord, in a form reasonably satisfactory to Landlord, Tenant and such Permitted Transferee, each acting reasonably, that if such Permitted Transferee ceases to be an Affiliate of Tenant, it shall so notify Landlord in writing within ten days after such event and, upon the written request of Landlord, transfer, assign, set over and/or re-assign this Lease and its interest in the Premises, as applicable, to Tenant or, subject to complying with this condition, another Affiliate of Tenant. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent transfer by a Permitted Transferee shall be subject to the terms of this Section 38.

(b)Notwithstanding anything in this Section 38 to the contrary, Tenant may permit its subsidiaries, Affiliates, clients, contractors, customers, auditors, strategic partners, or other entities under common ownership (total or partial) with Tenant or with whom Tenant has or is then establishing a bona fide business relationship (each a “Permitted Occupant”) to occupy and use up to 25% of the Premises without the written consent of Landlord, subject to the following conditions: (i) the Permitted Occupant is of character, is engaged in a business, uses the Premises in keeping with Tenant and the Permitted Use, and otherwise meets Landlord’s reasonable standards for tenants of the Building, (ii) the use of the Premises by the Permitted Occupant may not violate any other agreements affecting the Premises, the Building, the Project, Landlord or other tenants of the Building or Project, (iii) the use and occupancy by the Permitted Occupant is otherwise expressly subject to, and the Permitted Occupant must comply with, all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease (other than Tenant’s obligation to pay Base Rent or Additional Rent under this Lease), including the requirement to obtain insurance in the requisite amounts and to indemnify, defend and hold Landlord harmless for any loss or other liabilities resulting from the use and operations contemplated by this Section 38, (iv) any violation of any provision of this Lease by the Permitted Occupant shall be deemed to be a Default by Tenant under such provision subject to applicable notice and cure periods, (v) the space occupied by the Permitted Occupant shall not be separately demised from the Premises and the Premises shall not be altered or improved in any manner except as otherwise permitted hereunder, (vi) the Permitted Occupant shall have no recourse against Landlord whatsoever on account of any failure by Landlord to perform any of its obligations under this Lease or on account of any other matter, (vii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Permitted Occupant, (viii) in no event shall any use or occupancy of any portion of the Premises by any Permitted Occupant release or relieve Tenant from any of its obligations under this Lease, (ix) each such Permitted Occupant shall be deemed an invitee of Tenant, and Tenant shall be fully and primarily liable for all acts and omissions of such Permitted Occupant as fully and completely as if such Permitted Occupant was an employee of Tenant; (x) in no event shall the occupancy of any portion of the Premises by any Permitted Occupant be deemed to create a landlord/tenant relationship between Landlord and such Permitted Occupant or be deemed to vest in Permitted Occupant any right or interest in the Premises or this Lease, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by any Permitted Occupant; and (xi) Tenant shall receive no rent, payment or other consideration in connection with such occupancy and use. Tenant shall provide to Landlord promptly after request a written list of the names and contact information of all Permitted Occupants then being allowed access to the Premises by Tenant. Any equipment or other property of a Permitted Occupant in the Project shall be responsible for any personal property taxes, Section 36 (Landlord’s Lien) and Section 33 (Surrender of Premises) of this Lease. However, nothing in this Section 38 shall diminish Landlord’s rights elsewhere in this Lease or imply that Landlord has any duties to any Permitted Occupant. Tenant acknowledges that Landlord shall have no responsibility or liability for the allocation or use of the Premises between Tenant and any Permitted Occupant. No disputes among Tenant

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and any Permitted Occupant shall in any way affect the obligations of Tenant hereunder. In addition to all other indemnity obligations of Tenant under this Lease, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s mortgagee and their respective representatives and agents from and against all claims, losses, costs, damages, or expenses (including reasonable attorneys’ fees) arising from all claims made by, attributable to, or otherwise relating to, any Permitted Occupant.

(c)Landlord acknowledges and agrees that Profit Sharing and Recapture rights shall not apply to, and no Sublease/Assignment Professional Fee and Sublease/Assignment Processing Fee shall be due and payable with respect to, any assignment or sublease to a Permitted Transferee or to the use of the Premises by a Permitted Occupant as set forth above.

39. Merger of Estates. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof, shall not work a merger, but shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in such subleases or subtenancies.

40. Limitation of Liability. ANYTHING CONTAINED IN THE LEASE TO THE CONTRARY NOTWITHSTANDING, NEITHER LANDLORD NOR ANY OF LANDLORD’S AGENTS, SERVANTS, EMPLOYEES, OFFICERS, ATTORNEYS, SHAREHOLDERS, DIRECTORS, MANAGERS, MEMBERS AND PARTNERS (THE “LANDLORD GROUP”) SHALL HAVE ANY PERSONAL LIABILITY UNDER THE LEASE, AND TENANT SHALL LOOK SOLELY TO THE ESTATE OF LANDLORD ONLY IN AND TO THE BUILDING AND PROCEEDS FROM THE SALE THEREOF FOR THE COLLECTION OF ANY JUDGMENT OR OTHER JUDICIAL PROCESS ARISING OUT OF ANY CLAIMS ARISING OUT OF OR RELATED TO ANY DEFAULT OR BREACH BY LANDLORD UNDER THE LEASE, AND NO OTHER ASSETS OF LANDLORD, OR THE LANDLORD GROUP, SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER PROCEDURES FOR THE SATISFACTION OF ANY REMEDIES OF TENANT. The obligations under this Section shall survive the expiration or earlier termination of this Lease.

41. Subordination; Estoppel.

(a)Subordination. The rights and interests of Tenant under this Lease and in and to the Premises shall be subject and subordinate to the encumbrance of all easements and recorded restrictions, covenants, and agreements pertaining to the Project, or any part thereof, and to all deeds of trust, mortgages, and other security instruments and to all renewals, modifications, consolidations, replacements and extensions thereof (the “Security Documents”) heretofore or hereafter executed by Landlord covering the Premises, the Building or any part of the Project, to the same extent as if the Security Documents had been executed, delivered and recorded prior to the execution of this Lease. After Tenant’s receipt of a notice from Landlord that it has entered into one or more Security Documents, then, during the term of such Security Documents, Tenant shall deliver to the holder or holders of all Security Documents a copy of all notices to Landlord and shall grant to such holder or holders the right to cure all defaults, if any, of Landlord hereunder within the same time period provided in this Lease for curing such defaults by Landlord and, except with the prior written consent of the holder or holders of the Security Documents, shall not surrender or terminate this Lease except pursuant to a right to terminate expressly set forth in this Lease. Tenant shall attorn to any holder of any Security Documents or its successor in interest by foreclosure or otherwise; provided, however, that in no event shall the holder of such Security Documents be: (a) liable for any act or omission of any prior landlord (including Landlord) or subsequent landlord; (b) subject to any counterclaims, offsets, abatements, or defenses which Tenant might have against any prior

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landlord (including Landlord); (c) bound by any rent or additional Rent which Tenant might have paid in advance to any prior landlord (including Landlord) for any period beyond the month in which such holder or successor acquires fee title to the Building; (d) responsible for any security deposit, cleaning deposit or other prepaid charge which Tenant may have paid in advance to any prior landlord (including Landlord) which has not been delivered to such holder or successor; (e) bound by any amendment or modification or termination of this Lease or by any waiver or forbearance by any prior landlord (including Landlord) entered into after the date hereof unless the same was approved in writing by the holder of such Security Documents; (f) responsible for the performance of (or contribution toward) any work to be done by the landlord under this Lease to render the Premises ready or available for occupancy by Tenant, or required to remove any person occupying the Premises or any part thereof; (g) obligated to complete any improvement or construction at or in the Building or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions; or (h) personally liable under or in connection with the Lease (Tenant’s recourse being limited to such successor owner’s interest in the Building). The provisions of this subsection shall be self-operative and shall not require further agreement by Tenant; however, at the request of Landlord, Tenant shall execute such further documents as may be required by the holder of any Security Documents.

(b)Estoppel. At any time and from time to time upon not less than ten (10) business days’ prior notice by Landlord, Tenant shall execute, acknowledge and deliver to the Landlord a written estoppel certificate certifying to its knowledge: (i) intentionally omitted, (ii) the Commencement Date and Expiration Date of this Lease, (iii) the Base Rent and Additional Rent, (iv) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, (v) whether or not the Landlord is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition of this Lease and, if so, specifying each such default, (vi) that Tenant has unconditionally accepted and occupied the Premises, (vii) that all requirements of the Lease have been complied with and no charges, set-offs or other credits exist against any rentals, (viii) that Tenant has not assigned, pledged, sublet, or otherwise transferred any interest in this Lease; and (ix) such other matters as Landlord may reasonably request, it being intended that any such statement may be relied upon by Landlord, any prospective purchaser, mortgagee or assignee of any mortgage of the Building or the Project or of the Landlord’s interest therein. At any time and from time to time upon not less than twenty (20) days’ prior request from Tenant (which request shall not be made more than twice in any calendar year), Landlord shall execute, acknowledge and deliver to Tenant a written estoppel certificate certifying to the information listed above.

42. Legal Interpretation. This Lease shall be interpreted and enforced in accordance with the laws of the state where the Project is located. The determination that any provision of this Lease is invalid, void, illegal, or unenforceable shall not affect or invalidate the remainder. All obligations of the parties requiring any performance after the expiration of the Term shall survive the expiration or earlier termination of this Lease and shall be fully enforceable in accordance with those provisions pertaining thereto. If Tenant consists of two or more parties, then all parties comprising the Tenant shall be jointly and severally liable for all obligations of Tenant hereunder. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of a rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of both parties hereto have participated in the preparation of this Lease.

43. Use of Names and Signage.

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(a)    Tenant shall not have the right to use the name of the Project or Building except in connection with Tenant’s address, and then such terms cannot be emphasized or displayed with more prominence than the rest of such address. Landlord shall have the right to change the name of the Building or Project whenever Landlord in its sole judgment deems appropriate without any consent of or liability to Tenant.

(b)    Any signage of Tenant within its Premises is subject to the prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed; provided in all cases, Tenant shall be solely responsible for ensuring that such signage complies with all applicable Laws and for all costs and expenses relating to any such signage, including, without limitation, design, installation, any operating costs, maintenance, cleaning, repair and removal. Tenant shall be obligated to pay the cost and expense of repairing any damage associated with the removal of any such signage. Except as set out in this Section 43, Tenant shall have no right to place any signage outside the Premises, on the exterior of the Building or elsewhere in the Project.

(c)    Directory. Landlord shall maintain a directory at the Building to accommodate the names of tenants of the Building. The cost of adding Tenant to the directory shall be paid by Landlord.

(d)    Suite Signs. Landlord shall install, at Tenant’s expense (which may be paid from the Improvement Allowance), appropriate building-standard signs containing Tenant’s name at the entrance to the Premises. Any such signs will be designed and constructed in a manner compatible with Building standard signs and graphics criteria and shall be subject to Landlord’s prior written approval which approval shall not be unreasonably withheld or delayed. Upon expiration of the Term, Tenant shall promptly remove all of its signs and repair and restore the surfaces on which such signs were attached to their prior condition, at Tenant’s expense.

44. Relocation. Landlord shall have the right, no more than once during the Term, upon not less than ninety (90) days’ prior written notice to Tenant, to relocate Tenant and to substitute for the Premises other space in the Building containing at least as much Rentable Area as the original Premises. The substitute Premises shall be improved by Landlord, at Landlord’s expense, with improvements at least equal in quality to those in the original Premises. Such substitute premises shall have similar views and elevator lobby exposure as the original Premises. Landlord shall pay all of the actual reasonable costs of relocation reasonably incurred by Tenant in connection with such substitution of Premises, subject to adequate substantiation of such costs, including without limitation moving and telephone expenses. Upon relocation, this Lease will be amended by deleting the description of the original Premises and substituting for it a description of such new space. In connection with such relocation, Landlord agrees to reimburse Tenant for its actual reasonable moving costs within the Project, the reasonable costs of reprinting reasonable quantities of stationery on hand with Tenant at the time of Landlord’s delivery of the relocation notice, and the costs of rewiring for telephone and computers comparable to the original Premises. In the event of a relocation of the Premises, if the ROFR (defined below) is still in effect as of the date of such relocation, the Lease will also be amended to substitute the ROFR Space (defined below) with adjacent space to the substitute Premises, which substitute ROFR Space shall be subject to the rights of existing tenants as of the date of the relocation.

45. Brokerage Fees. Landlord’s Broker represents Landlord’s interests in connection with this transaction and shall be paid by Landlord for its services pursuant to a separate, written agreement fully executed by Landlord’s Broker and Landlord prior to full execution of this Lease. Landlord’s Broker does not represent Tenant in this transaction. If Tenant is represented by a broker in this transaction, as disclosed in Section 1 of this Lease, then Tenant’s Broker represents Tenant’s interests in connection with this transaction

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and shall be paid by Landlord for its services pursuant to a separate, written agreement fully executed by Tenant’s Broker and Landlord prior to full execution of this Lease. Tenant and Landlord each warrant and represent to the other that each has had no dealings with any broker in connection with the negotiation or execution of this Lease other than Landlord’s Broker and Tenant’s Broker. Landlord and Tenant shall each indemnify the other from and against any loss, liability or damage (including reasonable and actual counsel fees and costs) with respect to any fee or brokerage commission (except to Landlord’s Broker and Tenant’s Broker) arising out of any act or omission of the indemnifying party.

46. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

47. Force Majeure. Except for the payment of Rent or any other sum due hereunder, each party hereto shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of its obligations when prevented from so doing by a cause beyond such party’s reasonable control, including, without limitation, labor disputes, government regulations, fire or casualty, acts of terrorism, inability to obtain any materials or services, or acts of God (collectively, “Force Majeure Events”).

48. Parking. While Tenant is occupying the Premises and is not in monetary Default beyond any applicable notice and cure period, Tenant shall have the right in common with other tenants to use the Parking Spaces in the Building’s Parking Facility indicated in Section 1, subject to any applicable parking fees and rules and regulations promulgated from time to time. If requested by Landlord, Tenant shall execute a separate parking license agreement detailing Landlord’s and Tenant’s rights and obligations with respect to the Parking Spaces. Tenant shall be entitled to use only the number of spaces allocated to Tenant by the Parking Ratio. Nothing herein contained shall be construed to grant to Tenant any estate in real property nor the exclusive right to a particular parking space, but rather as a license only.

49. Rooftop Antenna. Tenant shall have no right to place any microwave, satellite or other type of antenna on the roof or exterior of the Building without the prior written consent of Landlord which may be withheld or conditioned in Landlord’s sole and absolute discretion. Landlord expressly reserves the right to charge a fee relating to each such device.

50. Attorneys’ Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter hereof, the unsuccessful party will pay to the successful party all costs and expenses, including reasonable attorneys’ fees and expenses and court costs, incurred by the successful party, including any cost incurred by the successful party on appeal; provided, however that a recovery of attorneys’ fees by Landlord under this sentence shall include, but shall not duplicate, the recovery by Landlord of its reasonable attorneys’ fees and other reasonable costs and expenses of collection permitted under the first sentence of this Section.

51. Tenant Certification. Tenant certifies that, as of the Effective Date hereof: (i) neither it nor its officers, directors, or controlling owners is listed as a “Specifically Designated National or Blocked Person” (“SDN”) on the SDN list maintained and updated from time to time on the United States Treasury Department’s website (the “SDN List”), or is otherwise a banned or blocked person, entity, or nation pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“OFAC”), or is otherwise named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist; (ii) neither it nor its officers, directors, or controlling owners, is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation that is listed on the SDN List or is otherwise named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, SDN or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC; (iii)

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neither it nor its officers, directors, or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; (iv) neither it nor its officers, directors, or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, the Bank Secrecy Act, the Money Laundering Control Act, or any regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”); and (v) neither it nor its officers, directors, or controlling owners is an entity with whom Landlord is prohibited from transacting business under any of the Anti-Terrorism Laws.

Tenant further certifies that, during the Term of this Lease (and any extensions thereof), Tenant will not violate any of the Anti-Terrorism Laws, and it will not do business with any entity that violates any of the Anti-Terrorism Laws. Upon the request of Landlord from time to time during the Term (and any extensions thereof), Tenant shall execute and return to Landlord a certificate stating that Tenant is then in compliance with the provisions of this section of the Lease.

Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), and hold Landlord and its directors, officers, partners, members, shareholders, employees, and agents harmless from any and all obligations, claims, administrative proceedings, judgments, damages, fines, penalties, costs, and liabilities, including reasonable attorneys’ fees and costs, incurred by Landlord or its directors, officers, partners, members, shareholders, employees, or agents as a result of the breach of the foregoing certification. Moreover, to the extent any provision of this section of the Lease is breached during the Term of this Lease (and any extensions thereof), Landlord may, at its sole option, immediately terminate this Lease without payment or obligation to Tenant. Tenant and the undersigned representative of Tenant represent and warrant to Landlord that: (a) if Tenant is a legal entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of Texas and has the power and authority to carry on its business as presently conducted and as contemplated to be conducted on the Premises by this Lease and to enter into and perform its obligations under this Lease; (b) if Tenant is a legal entity, the execution, delivery and performance by the Tenant of this Lease has been duly authorized by all necessary action under its articles or certificate of incorporation, bylaws and otherwise; and (c) the execution, delivery and performance of this Lease by Tenant will not violate any law, its articles or certificate of incorporation, by-laws or any other instrument or agreement constituting, binding upon or affecting Tenant.

    52. Intentionally Omitted.

53. Renewal Option. Provided that (i) a Default by Tenant has not occurred and is then continuing, (ii) Tenant is occupying the entire Premises, (iii) the Lease is in full force and effect, and (iv) no material adverse change in Tenant’s financial condition has occurred, either as of the date Tenant delivers a notice exercising the renewal option provided herein or at any time thereafter, Tenant shall have the right to renew and extend this Lease with respect to all of the Premises for one (1) renewal term of five (5) years, commencing upon the day immediately following the expiration of the Term, by giving Landlord written notice thereof at least six (6) months but not more than twelve (12) months prior to the expiration of the Term. In the event of such renewal, the “Term” shall include such renewal term and such renewal shall be upon the same provisions as the Term except that:
(a)    Tenant shall pay during the renewal term Base Rent to Landlord in monthly installments in an amount equal to the then prevailing market rate for comparable space in comparable office buildings in the Houston, Texas Midtown submarket as of the commencement of the renewal term (the “Market Rate”), including annual adjustments thereto, as designated by Landlord within fifteen (15) calendar days after Landlord receives Tenant's renewal notice. The determination of Market Rate shall take into account all relevant factors establishing similarity or dissimilarity between the renewal of this Lease and the terms and

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conditions for leasing comparable space in the Houston, Texas Midtown submarket, including without limitation, length of term, extent and quality of tenant improvements, financial ability of the tenant, amounts of improvement allowances provided and other concessions provided in the comparable lease transactions, if any. In addition, during such renewal term, Tenant shall pay all other Rent and other amounts due under this Lease, including without limitation all rental adjustments pursuant to the Lease. Tenant shall deliver written notice to Landlord (“Tenant’s Notice”) within five (5) business days of Tenant’s receipt of Landlord’s Market Rent designation, notifying Landlord as to whether Tenant accepts the Market Rent designated by Landlord, or if Tenant rejects Landlord’s Market Rent designation. If Tenant fails to timely deliver Tenant’s Notice, then Tenant shall be deemed to have accepted Landlord’s Market Rent designation. If Tenant’s Notice contains a rejection of the Market Rent designated by Landlord, then Tenant shall also include in such Tenant’s Notice whether Tenant elects to (i) withdraw its election to renew, or (ii) request binding arbitration of such Market Rate in accordance with the following procedure (the “Arbitration Procedure”); provided, however, the failure of the Tenant to select either (i) or (ii) in Tenant’s Notice rejecting the Market Rate shall be deemed to be a waiver and withdrawal of the renewal election. If Tenant timely elects to proceed with the Arbitration Procedure, then Landlord and Tenant each shall select one qualified (MAI) appraiser and inform the other as to its selection within five (5) business days after the date Landlord receives Tenant’s Notice (the “Designation Date”). Those two appraisers shall select a third qualified (MAI) appraiser within ten (10) business days after the Designation Date. In order to be “qualified,” each of said appraisers shall have at least three (3) years of experience appraising leasehold interests under commercial leases in the Houston, Texas Midtown submarket. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser. Said three appraisers shall determine the Market Rate in accordance with the parameters set forth herein by mutual agreement within thirty (30) business days after the Designation Date. If all of said appraisers fail to agree on the Market Rate within thirty (30) business days after the Designation Date, but two of said appraisers can so agree, then the Market Rate as determined by such two appraisers shall be controlling. If none of said appraisers can agree on the Market Rate within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the appraisers is also the average of the three, it shall be controlling), and such determination shall be final and binding upon the parties.
(b)    Landlord shall not be obligated to make any alterations or improvements to the Premises.
(c)     Tenant shall have no further right to renew this Lease.
Promptly after the Market Rent is determined, Landlord shall deliver to Tenant a Lease Amendment setting forth the renewal term and Market Rent and the annual adjustments thereto and Tenant shall not unreasonably withhold its consent or execution of such amendment so long as it complies with the terms hereof.

54. Right of First Refusal. Subject and subordinate to (i) the rights of all tenants at the Building under existing leases as of the Effective Date and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant now occupying the ROFR Space (as defined below) (or any of its affiliates, subtenants or assignees), whether pursuant to a renewal or extension option in such lease or otherwise and provided that (a) this Lease is in full force and effect and Tenant is occupying the entire Premises and has not assigned or sublet all or any portion of the Premises except to a Related Entity; (b) no material adverse change in Tenant’s financial condition has occurred; and (c) no Default exists under this Lease either on the date Tenant exercises its right of first refusal or as of the time possession of the ROFR Space is delivered to Tenant, Landlord hereby grants to Tenant a one-time right of first refusal (the “ROFR”) with respect to Suite 980 located on the ninth (9th) floor of the Building and further identified in Exhibit F attached hereto (the “ROFR Space”). If Landlord receives a bona fide written proposal from a third party for all or a portion of the ROFR Space that is acceptable to Landlord (“Proposal”), Landlord shall notify Tenant of such proposal in writing, providing a notice describing the business terms of the Proposal (i.e., rent, location of premises, size of premises, length of term, improvement allowance [if any]) (the “ROFR

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Notice”). Tenant shall have seven (7) business after the receipt of the ROFR Notice to notify Landlord in writing of the exercise by Tenant of Tenant's ROFR with respect to all of the space identified in such ROFR Notice (the “Acceptance Notice”), which shall be on the same terms and conditions and with respect to the entire space as designated in the ROFR Notice. If Tenant declines to take such ROFR Space or fails to so notify Landlord within such 7-business day period, then Landlord shall have the right to enter into a lease for such ROFR Space with a third party and, except as set forth in the following sentence, Tenant shall thereafter have no further rights under this Section 54. Notwithstanding the foregoing, in the event Landlord fails to enter into a lease with a third party of the applicable ROFR Space within 180 days afer Tenant rejects (or is deemed to have rejected the ROFR Notice), then the foregoing ROFR shall be reinstated. If Tenant properly exercises its ROFR in the manner and within the time period specified herein, then Landlord and Tenant shall enter into a written amendment delivered by Landlord to Tenant within thirty (30) days after Landlord’s delivery of such amendment to Tenant, modifying and supplementing this Lease based on the business terms contained in the ROFR Notice in form and substance reasonably acceptable to Landlord and Tenant. If Tenant fails to timely enter into such amendment, Landlord, at is option, may deem that Tenant has waived its ROFR under this Section 54, and Landlord shall have the right to enter into a lease with any third party for the ROFR Space and Tenant shall thereafter have no further rights under this Section 54. This ROFR is personal to Tenant and shall be void and of no further effect in the event of an assignment of the Lease or a sublease of substantially all of the Premises for substantially all of the remainder of the Term other than to a Related Entity.

55. Miscellaneous.

(a)    Memorandum of Lease. Except for a memorandum of lease to be recorded at Landlord’s request, neither this Lease, nor a memorandum of this Lease, shall be recorded in any public real estate records.

(b)    Financial Statements. Provided such statements are not otherwise available, within ten (10) business days following request from Landlord, Tenant shall provide Landlord with Tenant’s then current financial statements. If required, such financial statements shall be prepared in accordance with generally accepted accounting principles, and, if it is required by law or it is the normal practice of Tenant, such financial statements shall be audited by an independent certified public accountant. If such financial statements are not audited, they shall be certified as being true and correct by Tenant’s chief financial officer. Upon request of Tenant, Landlord agrees to deliver to Tenant a commercially reasonable confidentiality agreement related to the disclosure of such financial statements to Landlord.

(c)    Lender Required Modifications. In the event that, in connection with obtaining financing or refinancing for the Building or Project, any banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer Tenant’s consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or affect the interest of Tenant hereby created, except to a de minimis extent.

(d)    Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

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(e)    Governing Law. This Lease shall be performed in the state where the Premises are located, and the terms of this Lease shall be governed by and construed in accordance with the laws of such state.

(f)    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN THE EVENT OF ANY LITIGATION BETWEEN THE PARTIES HERETO, TO THE EXTENT THAT A TRIAL BY JURY WOULD BE AVAILABLE AS TO ANY MATTERS IN SUCH LITIGATION, THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY AS TO SUCH MATTERS, AND HEREBY AGREE NOT TO DEMAND A JURY TRIAL AS TO ANY SUCH MATTERS IN SUCH LITIGATION.

(g)    Usury. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of Rent hereunder, and if such amount which would be excessive interest exceeds such Rent, then such additional amount shall be refunded to Tenant.

(h)    Methodology of Calculating Charges. Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease for determining all Rent and other charges and amounts payable by Tenant are commercially reasonable and valid, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code, even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, OF A TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED OR SUCCEEDED.

(i)    DTPA WAIVER. PURSUANT TO SECTION 17.42 OF THE TEXAS BUSINESS AND COMMERCE CODE, TENANT WAIVES ALL PROVISIONS OF SUBCHAPTER E OF CHAPTER 17 OF SUCH CODE (OTHER THAN SECTION 17.555) (THE “DTPA”) WITH RESPECT TO THIS LEASE. TO INDUCE LANDLORD TO ENTER INTO THIS LEASE, TENANT REPRESENTS AND WARRANTS: (A) TENANT IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE AND DESIGNATION IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS LEASE; (B) TENANT’S COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY LANDLORD OR AN AGENT OF LANDLORD; (C) TENANT IS LEASING THE PREMISES FOR BUSINESS OR COMMERCIAL PURPOSES, NOT FOR USE AS TENANT’S RESIDENCE; (D) TENANT HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AND IT CAN EVALUATE THE MERITS AND RISKS OF THIS LEASE; (E) TENANT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO

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LANDLORD WITH RESPECT TO THIS LEASE; (F) TENANT HAS A CHOICE OTHER THAN TO ENTER INTO THIS LEASE WITH THIS DTPA WAIVER PROVISION, IN THAT IT CAN ENTER INTO A LEASE AGREEMENT WITH ANOTHER LANDLORD OR PAY MORE CONSIDERATION TO ENTER INTO THIS LEASE WITHOUT THIS DTPA WAIVER PROVISION; (G) TENANT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THIS DTPA WAIVER PROVISION AND CONSIDERS IT BINDING AND ENFORCEABLE; AND (H) TENANT ACKNOWLEDGES THAT LANDLORD WOULD NOT ENTER INTO THIS LEASE FOR THE SAME CONSIDERATION OR UPON THE SAME TERMS BUT FOR THE INCLUSION OF THIS DTPA WAIVER PROVISION IN THIS LEASE.

(j)    Multiple Counterparts; Electronic Signatures. This Lease may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. The counterparts of this Lease may be executed by electronic signatures and may be delivered electronically by any party to any other party and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received.

(k)    Entire Agreement. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Tenant agrees that in entering into this Lease and accepting the Premises, it relies solely upon the representations and agreements contained in this Lease, the exhibits attached hereto and the written agreements, if any, executed contemporaneously herewith. This agreement, including the Exhibits which are attached hereto and a part hereof, constitutes the entire agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written agreement executed by both parties.

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WITNESS WHEREOF, this Lease is executed and, except as otherwise expressly provided herein, all provisions shall be effective, as of the Effective Date.

Landlord:                            Tenant:
IPX Memorial Drive Investors, LLC,            Moleculin Biotech, Inc.,
a Delaware limited liability company             a Delaware corporation

By:     /s/ Gregory Chapin                    By:    /s/ Jonathan P. Foster

Name: Gregory Chapin                    Name: Jonathan P. Foster, CPA, CGMA

Its:     Vice President                    Its: Executive Vice President and Chief Financial
Officer

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EXHIBIT A
FLOOR PLAN

Suite 950
2,333 rsf
Occupied
Suite 980
912 rsf
Occupied
Suite 940
4,097 rsf
Occupied
Suite 900
5,180 rsf
Occupied
Suite 970
2,743 rsf
N

5300 MEMORIAL

Suite 950
2,333 rsf

For more information, contact:

Russell Hodges
Jessica Ochoa
713 888 4099

JLL

Owned by an affiliate of EQUUS CAPITAL PARTNERS, LTD.

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EXHIBIT B
CLEANING AND JANITORIAL SERVICES

NIGHTLY    1.    Empty all waste receptacles, clean as necessary.
CLEANING    2.    Vacuum all carpeted traffic areas and other areas as needed.
3.    Dust furniture, files, fixtures, etc.
4.    Damp wipe and polish all glass furniture tops.
5.    Remove finger marks and smudges from vertical surfaces.
6.    Clean all water coolers.
7.    Sweep all private stairways nightly, vacuum if carpeted.
8.    Damp mop spillage in office and public areas as required.
9.    It is understood that Landlord shall have no obligations to (a) wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages, or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Premises.

WEEKLY    1.    Twice weekly, detail vacuum all rugs and carpeted areas.
CLEANING    2.    Once weekly, dust all cleared surfaces of furniture, files, fixtures, etc.

WASH ROOMS    1.    Damp mop, rinse and dry floors nightly.
(NIGHTLY)    2.    Scrub floors as necessary.
3.    Clean all mirrors, bright work and enameled surfaces nightly.
4.    Wash and disinfect all fixtures.
5.    Damp wipe and disinfect all partitions, tile walls, etc.
6.    Empty and sanitize all receptacles.
7.    Fill toilet tissue, soap, towel, and sanitary napkin dispensers.
8.    Clean flushometers and other metal work.
9.    Wash and polish all wall partitions, tile walls and enamel surfaces from trim to floor monthly.
10.    Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

FLOORS    1.    Ceramic tile, marble and terrazzo floors to be swept nightly and washed or scrubbed as necessary.
2.    Vinyl floors and bases to be swept nightly.
3.    Tile floors to be waxed and buffed monthly.

4.	All carpeted areas and rugs to be detailed vacuumed twice weekly and all carpeted traffic areas and other areas as needed to be vacuumed nightly.
5.    Carpet shampooing will be performed at Tenant’s request and billed to Tenant.

GLASS	1. Clean inside of all perimeter windows as needed, but not more frequently than once every eighteen (18) months.

2. Clean outside of all perimeter windows as needed, but not more frequently than once every eighteen (18) months.
3.    Clean glass entrance doors and adjacent glass panels nightly.

HIGH DUSTING    1.    Dust and wipe clean all closet shelving when empty.
(QUARTERLY)    2.    Dust all picture frames, charts, graphs, etc.
3.    Dust clean all vertical surfaces.

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4.    Damp dust all ceiling air conditioning diffusers.
5.    Dust the exterior surfaces of lighting fixtures.

DAY SERVICE    1.    Check men’s washrooms for toilet tissue replacement.
2.    Check ladies’ washrooms for toilet tissue and sanitary napkin replacements.

3.	Supply toilet tissue, soap and towels in men’s and ladies’ washrooms.

Neither Landlord nor the janitorial company will be responsible for removing items from surfaces in order to dust them. It is understood that while dusting is completed nightly in the common areas, it is only completed in the Premises once a week and on no particular day. In addition, neither Landlord nor the janitorial company will be responsible for moving, dusting or cleaning any computer, copier, printer or other office equipment. Notwithstanding anything herein to the contrary, it is understood that no services of the character provided for in this Exhibit shall be performed on Saturdays, Sundays or Holidays.

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EXHIBIT C
RULES AND REGULATIONS OF BUILDING

1. No smoking shall be permitted within any portion of the Building or within twenty (20) feet of the Building’s exterior doors, including tenant spaces and common areas.

2. Landlord may provide and maintain a directory for all tenants of the Building. No signs, advertisements or notices visible to the general public shall be permitted within the Project without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice placed in violation of this rule without notice to and at the expense of the applicable tenant.

3. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building. At no time shall any tenant permit its employees, agents, contractors or invitees to loiter in common areas or elsewhere in or about the Building or Project.

4. Corridor doors, when not in use, shall be kept closed.

5. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags, food or other unsuitable material shall be thrown or placed therein. Every tenant shall be responsible for ensuring that its employees, agents, contractors and invitees utilize Common Area restrooms in accordance with generally accepted practices of health, cleanliness and decency.

6. Landlord shall provide all locks for doors into each tenant’s leased area, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord’s prior written consent. Two keys for each lock on the main entrance doors in each tenant’s leased area shall be furnished by Landlord. Additional keys shall be made available to tenants at the cost of the tenant requesting such keys. No tenant shall have any duplicate keys made except by Landlord. All keys shall be returned to Landlord at the expiration or earlier termination of the applicable lease.

7. A tenant may use microwave ovens and coffee brewers in kitchen or break areas. Except as expressly authorized by Landlord in writing, no other appliances or other devices are permitted for cooking or heating of food or beverages in the Building. No portable heaters, space heaters or any other type of supplemental heating device or equipment shall be permitted in the Building. All tenants shall notify their employees that such heaters are not permitted.

8. All tenants will refer all contractors, subcontractors, contractors’ representatives and installation technicians who are to perform any work within the Building to Landlord before the performance of any work. This provision shall apply to all work performed in the Building including, but not limited to installation of telephone and communication equipment, medical type equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

9. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by a tenant of any heavy equipment, bulky material or merchandise which require the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. A tenant must seek Landlord’s prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be performed in the manner stated by Landlord.

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10. All deliveries to or from the Building shall be made only at such times, in the manner and through the areas, entrances and exits designated by Landlord.

11. No portion of any tenant’s leased area shall at any time be used for sleeping or lodging quarters. No birds, animals or pets of any type, with the exception of certified service animals, shall be brought into or kept in, on or about any tenant’s leased area.

12. No tenant shall make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

13. Each tenant shall endeavor to keep its leased area neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, stairways or other common areas, nor shall tenants place any trash receptacles in these areas.

14. No tenant shall employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the Building unless otherwise approved in writing by Landlord. The work of cleaning personnel shall not be hindered by a tenant after 5:30 PM local time, and such cleaning work may be done at any time when the offices are vacant. Exterior windows and common areas may be cleaned at any time.

15. To ensure orderly operation of the Building, Landlord reserves the right to approve all concessionaires, vending machine operators or other distributors of cold drinks, coffee, food or other concessions, water, towels or newspapers. No tenant shall install a vending machine in the Building without obtaining Landlord’s prior written approval, which shall not be unreasonably withheld; provided, however, any vending machine installed in the Building shall not exceed the weight load capacity of the floor where such machine is to be installed; and, Landlord reserves the right to require that such vending machine be separately metered in accordance with this Lease, and that such vending machine be equipped with an automatic device that reduces the power consumption of such machine during non-peak hours of use of such machine.

16. Landlord shall not be responsible to tenants, their agents, contractors, employees or invitees for any loss of money, jewelry or other personal property from the leased premises or public areas or for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

17. All tenants shall exercise reasonable precautions in protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenants shall also report any thefts or losses to the Building Manager and security personnel as soon as reasonably possible after discovery and shall also notify the Building Manager and security personnel of the presence of any persons whose conduct is suspicious or causes a disturbance. The tenant shall be responsible for notifying appropriate law enforcement agencies of any theft or loss of any property of tenant or its employees, agents, contractors, or invitees.

18. All tenants, their employees, agents, contractors and invitees may be called upon to show suitable identification and sign a building register when entering or leaving the Building at any and all times designated by Landlord from time to time, and all tenants shall cooperate fully with Building personnel in complying with such requirements.

19. No tenant shall solicit from or circulate advertising material among other tenants of the Building except through the regular use of the U.S. Postal Service. A tenant shall notify the Building Manager or the

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Building personnel promptly if it comes to its attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

20. Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case where the conduct of such person or persons involves a hazard or nuisance to any tenant of the Building or to the public or in the event or other emergency, riot, civil commotion or similar disturbance involving risk to the Building, tenants or the general public.

21. Unless expressly authorized by Landlord in writing, no tenant shall tamper with or attempt to adjust temperature control thermostats in the Building. Upon request, Landlord shall adjust thermostats as required to maintain the Building Standard temperature.

    22. All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by noon on the day desired for weekday requests, by noon Friday for weekend requests, and by noon on the preceding business day for Holiday requests.

23. Tenants shall only utilize the termite and pest extermination service provided, designated or approved by Landlord.

24. No tenant shall install, operate or maintain in its leased premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building.

25. Parking in the Parking Facility shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate an individual’s right to use the Parking Facility and subject the vehicle in violation to removal and/or impoundment. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of a tenant and are not transferable. The owner of the vehicle or its driver assumes all risk and responsibility for damage, loss or theft to vehicles, personal property or persons while such vehicle is in the Parking Facility.

26. Each tenant shall observe Landlord’s reasonable rules with respect to maintaining standard window coverings at all windows in its leased premises so that the Building presents a uniform exterior appearance. Each tenant shall ensure that to the extent reasonably practical, window coverings are closed on all windows in its leased premises while they are exposed to the direct rays of the sun.

27. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes and except as may be needed or used by a physically handicapped person.

28.     Landlord reserves the right to prohibit the carrying of any firearms or other weapons on the Property in accordance with Texas law (including concealed, open carry, or both).

29. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations,

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when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

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EXHIBIT D TO LEASE
WORK LETTER

(Landlord performs Initial Improvements)

This Work Letter supplements the Lease to which this Work Letter is attached and, together with the Lease, governs the construction of the Initial Improvements to the Premises. All capitalized terms appearing in this Work Letter shall have the same meaning as those appearing in the Lease, except as expressly modified herein.

1.	Initial Improvements

a.
The design and construction of the improvements shown in the Final Plans defined below (the “Initial Improvements”) shall be at the expense of Tenant except to the extent of the Improvement Allowance defined below.

b.
The cost of the Initial Improvements shall include all “hard” construction costs (e.g., materials) and related “soft” costs (e.g., architectural fees, MEP construction management fees equal to 5%, permitting costs, and other indirect construction costs incurred by Landlord or its contractor in constructing the Initial Improvements). The total amount of the hard and soft construction costs, including the construction management fee, is referred to herein as the “Improvement Costs.”

c.	“Improvement Allowance” shall mean an allowance of $35.00 per square foot of Rentable Area of Premises, to be provided by Landlord as set forth in the Improvement Allowance Section below.

2.	Tenant Plans

a.	Landlord shall cause to be prepared at Tenant’s direction the following proposed drawings for the Initial Improvements (“Tenant Plans”):

1.	architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power and telephone plan);

2.	mechanical drawings (consisting of HVAC, electrical, telephone, and plumbing); and

3.	finish schedule (consisting of wall finishes, floor finishes, and miscellaneous details).

b.
Within five (5) business days after Tenant receives the Tenant Plans, Tenant shall approve the Tenant Plans or provide Landlord with reasonable revisions to the Tenant Plans. After the Tenant Plans are finalized to the parties’ satisfaction, Landlord shall provide Tenant with a cost estimate and construction bid for the Initial Improvements, which, within five (5) business days of receipt, Tenant shall approve or direct Landlord to make certain changes, deletions, or additions and to rebid the same. Landlord shall cause the rebidding of the revised Tenant Plans in accordance with Tenant’s directives and shall submit the revised bid information to Tenant for Tenant’s review and approval, which shall not be unreasonably

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withheld, conditioned, or delayed. Within five (5) business days of receipt thereof, Tenant shall review such bid information and provide Landlord with Tenant’s approval thereof, including any final corrections and amendments (if any). Thereafter, these Landlord-approved and Tenant-approved Tenant Plans shall be known as the “Final Plans.”

c.
The Tenant Plans and Final Plans shall comply with all applicable Laws. Neither review nor approval by Landlord of the Tenant Plans or Final Plans shall constitute a representation or warranty by Landlord that such plans either (1) are complete or suitable for their intended purpose or (2) comply with applicable Laws, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability, or compliance. Tenant shall not without Landlord’s prior written approval make any changes to the Final Plans, except that immaterial changes may be made without Landlord’s prior approval, provided that Tenant provides Landlord with prior written notice of any such change.

3.	Construction of Initial Improvements

a.	Upon the full execution of the Lease and the approval by both parties of the Final Plans, Landlord shall proceed to construct the Initial Improvements in accordance with the Final Plans.

b.
If Tenant desires to change the Final Plans, Tenant shall, at its expense, provide to Landlord plans and specifications for such change(s). All such plans and specifications shall be subject to Landlord’s written approval, which will not be unreasonably withheld. Tenant shall be responsible for all costs related to such changes.

c.
If Tenant requests Landlord to perform additional work to the Premises outside the scope of the Final Plans, then such work, if approved by Landlord, shall be performed by Landlord at Tenant’s expense. Prior to commencing any such work requested by Tenant, Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant fails to approve any such estimate within five (5) business days, then the same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon.

d.
If Tenant fails to supply to Landlord any of the above-specified information within ten (10) days after the dates so specified, then Landlord may, at its option, declare a Default under the Lease and exercise any of Landlord’s remedies for Default thereunder, including terminating the Lease. If Landlord so terminates the Agreement, Tenant shall pay Landlord for all costs and expenses incurred by Landlord in designing and refurbishing the Premises for Tenant within ten (10) days after Tenant’s receipt of Landlord’s invoice for same.

e.
Upon Substantial Completion (defined below), Landlord will assign to Tenant, on a nonexclusive basis, all warranties available from the contractors, subcontractors, suppliers, manufacturers, and materialmen for construction of the Initial Improvements. “Substantial Completion” shall mean that the Premises are broom-clean and Initial Improvements have been completed (as reasonably determined by Landlord) in accordance with the Final Plans, except for such incomplete items as would not materially interfere with the use of the Premises for its intended uses, as described in the Lease (but excluding items not included in the Initial Improvements which are required for use of the Premises for such purposes).

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Tenant’s sole and exclusive remedy for any defects in materials and/or workmanship shall be for the repair of such defects, or the replacement of the portion of the Initial Improvements affected by such defects, under the aforementioned warranties, and Landlord shall not be responsible for any defect of any nature in the Initial Improvements. Landlord makes no warranties, expressed or implied, including but not limited to implied warranties of merchantability and fitness for a particular purpose, in connection with the Initial Improvements. Tenant’s sole remedy for breach of any applicable warranty shall be the remedy set forth in this Section. Tenant agrees that no other remedy, including without limitation incidental or consequential damages for lost profits, injury to person or property, or any other incidental or consequential loss, shall be available to Tenant.

f.
Landlord, at Landlord’s sole discretion, may permit Tenant and Tenant’s agents, suppliers, contractors, subcontractors and workmen (collectively, “Tenant’s Contractors”), who have been approved by Landlord, to enter the Premises fourteen (14) days prior to the Commencement Date to enable Tenant to install wiring/cabling and furniture in the Premises. Tenant shall notify Landlord of the identity of Tenant’s Contractors not less than two (2) business days prior to the initial entry into the Premises by any such Tenant’s Contractors, and Landlord shall have the right to approve or disapprove any of Tenant’s Contractors. Tenant agrees that if permission is granted Tenant for early entry under this Section, then (i) Tenant and Tenant’s Contractors and their activities in the Premises and Building will not interfere with or delay the completion of the Initial Improvements to be done by Landlord and will not interfere with other construction by Landlord, its contractors and subcontractors and their agents and employees or occupants of the Building and their contractors in or about the Premises or Building, and (ii) Landlord, its contractors and subcontractors and their agents and employees shall have priority over Tenant and Tenant’s Contractors in performing work within the Premises or Building, including, without limitation, the use of hoists and elevators. Landlord shall have the right to withdraw its early occupancy permission given under this subsection f. upon written or oral notice to Tenant if Landlord determines that any interference or delay has been or will be caused. Tenant agrees that any such entry into the Premises shall be at Tenant’s own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant’s property or installations made in the Premises. Tenant shall promptly pay to each of Tenant’s Contractors when due the cost of all work done by such Tenant’s Contractor and, if required by Landlord, shall deliver to Landlord evidence of payment to each such party, together with contractors’ affidavits, partial and full and final waivers of all liens for labor, service or materials and such other documents as Landlord may request. Any work performed by Tenant or Tenant’s Contractors shall be done in a first class workmanlike manner using only first class grades of materials and shall comply with all of Landlord’s rules and requirements and all applicable Laws. Any work done by Tenant or Tenant’s Contractors will be scheduled and coordinated through Landlord and shall be performed under the supervision and control of Landlord to the extent Landlord determines to be necessary. Tenant agrees to defend, indemnify and hold harmless Landlord and its officers, directors, partners, employees and agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or Tenant’s Contractors in or about the Premises or Building, including, without limitation, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors in performing the work pursuant to this Work Letter. In addition, prior to the initial entry into the Building or the Premises by Tenant or any of Tenant’s Contractors, Tenant shall furnish Landlord, at Tenant’s sole cost, with policies of insurance required by the Lease and with any additional insurance covering Landlord and

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its officers, directors, partners, employees and agents as insured parties, with such coverages and in such amounts as Landlord may then require, in order to insure Landlord and its officers, directors, partners, employees or agents against loss or liability for injury or death or damage to property arising out of or connected with any activities of Tenant or Tenant’s Contractors in performing the work pursuant to this Work Letter. Tenant acknowledges that the foregoing indemnity shall be in addition to the insurance requirements set forth herein and shall not be in discharge of or in substitution for same.

g.
Upon Substantial Completion, Tenant shall provide Landlord with a punch list of items requiring completion and/or correction with regard to the Initial Improvements (“Punch List”). Landlord shall complete the Punch List as soon as reasonably practicable. Landlord shall own all Building Standard Initial Improvements as part of the Building. Upon Substantial Completion, the Initial Improvements shall be deemed by Tenant to be satisfactorily completed except to the extent noted in the Punch List.

h.
All Above Standard Initial Improvements shall be and remain the property of Tenant, until the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises under this Lease, at which time such Above Standard Initial Improvements shall become the property of Landlord and shall be surrendered to Landlord with the Premises, unless Landlord specifies, at the time of the approval of the installation of such Above Standard Initial Improvements, that Landlord will require Tenant to remove same upon the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises under the Lease. Any required removal of Above Standard Initial Improvements shall be at Tenant’s expense, and upon such removal, Tenant shall repair any damage to the Premises resulting from such removal. Tenant shall, at Tenant’s expense, be responsible for cleaning and maintaining any Above Standard Initial Improvements in good condition and repair throughout the Term of this Lease, and Tenant shall insure same as provided in Section 20 of the Lease.

4.	Selection of Contractor

Landlord agrees to competitively bid the construction of the Initial Improvements to three (3) qualified general contractors, including Maher Construction Company, Inc. Upon receipt of such bids, Landlord, acting in its reasonable discretion with input from Tenant, shall have the right to select the contractor for the Initial Improvements; provided, however, if Maher Construction Company, Inc. provides the lowest bid, Landlord agrees to select Maher Construction Company, Inc. as its general contractor.

5.	Improvement Allowance

a.
Landlord shall contribute the Improvement Allowance towards the Improvement Costs in accordance with the terms of this Section. All Improvement Costs incurred by Landlord shall be deducted from the Improvement Allowance, and applied by Landlord to pay the Improvement Costs, as such costs are incurred. The Improvement Allowance shall remain available to be used by Tenant through December 31, 2018 (the “Allowance Expiration Date”). Any portion of the Improvement Allowance remaining unused after the Allowance Expiration Date shall be retained by Landlord. In the event the Improvement Costs exceed the amount of the Improvement Allowance, Tenant shall pay Landlord, as additional rent under the Lease, any excess of the Improvement Costs over the amount of the Improvement

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Allowance (“Excess Costs”). Landlord shall not be obligated to commence the Initial Improvements until Tenant has paid Landlord Landlord’s estimate of such Excess Costs and all other costs and charges in connection with the Initial Improvements for which Tenant is responsible hereunder. Landlord agrees to use such funds paid by Tenant for payment of the Initial Improvements as the work progresses. If, after the Final Plans have been approved or construction of the Initial Improvements has commenced, the estimated Improvement Costs or Initial Improvements are revised such that Tenant owes Landlord additional amounts on account of the Improvement Costs, Landlord shall not be obligated to proceed with the Initial Improvements until Tenant has paid Landlord any such deficit. Any such deficit owed by Tenant shall be paid to Landlord within ten (10) days after issuance of the revised estimated of the Improvement Costs. In no event shall Landlord be obligated to expend more than the Improvement Allowance.

b.
After the Improvement Allowance has been expended by Landlord, the principal amount of the Improvement Allowance, shall be amortized evenly over the Term, and so long as Tenant does not Default in its monetary obligations under the Lease, and fail to cure such Default within the applicable period of cure, if any, provided under this Lease, then the balance of the Improvement Allowance shall be reduced each month by the principal amount amortized each month, and upon Landlord’s receipt of the final payment of Rent due during the initial Term of this Lease, Tenant shall have no liability to Landlord for the repayment of any portion of the Improvement Allowance or the interest that accrued and was amortized over the initial Term of this Lease. In the event of an uncured Default by Tenant under this Lease, then in addition to all of Landlord’s other remedies available under this Lease, Tenant shall also be liable to Landlord for the unamortized principal balance of the Improvement Allowance remaining as of the date of Default, and interest on such balance shall accrue at the Default Rate. Provided, however, that if Landlord elects to exercise its rights under Section 32 of this Lease to accelerate the entire amount of all Rent and other charges due from Tenant for the balance of the Term (in accordance with the terms of such Section), and Landlord obtains a judgment for, or is paid by Tenant, the entire amount of such accelerated sum, then such judgment for or payment of such accelerated sum shall preclude a separate recovery by Landlord under the foregoing terms of this Section of the unreduced balance of the Improvement Allowance and any interest thereon.

6.	Commencement Date

The Commencement Date of this Lease shall be determined in accordance with the terms of Section 1(g) of the Lease. Provided, however, that for purposes of determining the Commencement Date pursuant to Section 1(g) of the Lease, the date on which Substantial Completion shall be deemed to have occurred shall be accelerated on a day-for-day basis for each day of Tenant Delay, defined below. For example, if Substantial Completion actually occurs on January 16 of a given year, but there were fifteen (15) days of Tenant Delay, then Substantial Completion will be deemed to have occurred on January 1 of such year.

7.	Tenant Delay

The term “Tenant Delay” shall mean each day that Substantial Completion is delayed by any of the following:

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a.
Tenant’s failure to respond within the time periods specified in this Work Letter, and if no applicable time period is specified in this Work Letter, then within reasonable time periods prescribed in writing by Landlord, to a request for information necessary for the completion of the Tenant Plans or the Final Plans; or

b.	Failure of Tenant to approve or disapprove the Tenant Plans within the time prescribed herein, or Tenant unreasonably withholding its approval of the Tenant Plans; or

c.	Tenant’s failure to pay the Security Deposit, if any, or any other sum, as required in the Lease; or
d.    Changes by Tenant to the Final Plans; or

e.	Requirements by Tenant for materials, finishes or installations which are not Building Standard; or
f.    Any interference by Tenant with the construction of the Initial Improvements that causes a delay in Substantial Completion; or
g.    Changes which must be made in the Final Plans because they do not comply with applicable Laws; or
h.    Changes to the base, shell or core of the Building required by the Final Plans; or
i.    Tenant’s failure to act in good faith with respect to the construction of the Initial Improvements; or

j.	Any other cause defined under the Lease or this Work Letter as a Tenant Delay.

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EXHIBIT E
CERTIFICATE CONFIRMING LEASE DATES & BASE RENT

This Certificate Confirming Lease Dates and Base Rent is attached to and made a part of the Lease dated __________________________, by and between IPX Memorial Drive Investors, LLC, a Delaware limited liability company, as Landlord, and Moleculin Biotech, Inc., a Delaware corporation, as Tenant.

The undersigned hereby agree and confirm that the Commencement Date, Expiration Date, and Base Rent schedule are revised as stated below:

The Commencement Date as defined in Section 1(g) of the Lease is _____________________, and the Expiration Date as defined in Section 1(h) of the Lease is ________________________.

The Base Rent schedule as defined in Section 1(i) of the Lease is as follows:

Months	Base Rent per RSF	Monthly Amount
Months 1-6* _______, 20__ - ________, 20__	$22.00	$4,277.17
Months 7-12 _______, 20__ - ________, 20__	$22.00	$4,277.17
Months 13-24 _______, 20__ - ________, 20__	$22.50	$4,374.38
Months 25-36 _______, 20__ - ________, 20__	$23.00	$4,471.58
Months 37-48 _______, 20__ - ________, 20__	$23.50	$4,568.79
Months 49-60 _______, 20__ - ________, 20__	$24.00	$4,666.00
Months 61-66 _______, 20__ - ________, 20__	$24.50	$4,763.21

Landlord:                                Tenant:
IPX Memorial Drive Investors, LLC,                Moleculin Biotech, Inc.,
a Delaware limited liability company                 a Delaware corporation

By:                                     By:

Name:                                 Name:

Its:                                     Its:

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EXHIBIT F
ROFR SPACE

Suite 950
2,333 rsf
ROFR
Space
Occupied
Suite 980
912 rsf
Occupied
Suite 940
4,097 rsf
Occupied
Suite 900
5,180 rsf
Occupied
Suite 970
2,743 rsf
N

5300 MEMORIAL

Suite 980
912 rsf

For more information, contact:

Russell Hodges
Jessica Ochoa
713 888 4099

JLL

Owned by an affiliate of EQUUS CAPITAL PARTNERS, LTD.

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